Exhibit 10.3
EXECUTION COPY
TRICO SHIPPING AS
AND
GUARANTORS
PRIORITY FACILITY AGREEMENT
SENIOR SECURED 11 7/8% NOTES DUE 2014
WORKING CAPITAL FACILITY AGREEMENT
AMENDED AND RESTATED COLLATERAL AGENCY
AND INTERCREDITOR AGREEMENT
Dated as of September 21, 2010

i

ii

AMENDED AND RESTATED COLLATERAL AGENCY AND
INTERCREDITOR AGREEMENT
          This AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of September 21, 2010 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among TRICO SHIPPING AS, a Norwegian limited company (the “Company”), TRICO SUPPLY AS, a Norwegian limited company (“Holdings”), the SUBSIDIARIES OF HOLDINGS (other than the Company) from time to time party hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), TRICO MARINE SERVICES, INC., a Delaware corporation and the indirect parent of the Company (the “Parent”), TRICO MARINE CAYMAN, L.P., a Cayman Islands exempted limited partnership (“Trico Marine Cayman”), and TRICO HOLDCO LLC, a Delaware limited liability company (“Trico Holdco” and, with Trico Marine Cayman, the “Intermediate Guarantors” and, together with Holdings, the Subsidiary Guarantors and the Parent, the “Guarantors”), CANTOR FITZGERALD SECURITIES, as the administrative agent (together with its successors in such capacity, the “Priority Facility Agent”) under the Priority Facility Agreement (as herein defined), NORDEA BANK FINLAND PLC, New York Branch (“Nordea”), as the administrative agent (the “Initial Working Capital Facility Agent”) under the Initial Working Capital Facility Agreement (as herein defined), DEUTSCHE BANK NATIONAL TRUST COMPANY (as successor trustee to Wells Fargo Bank, N.A.), as Trustee under the Indenture (each, as herein defined), and WILMINGTON TRUST FSB, as Collateral Agent (together with its successors in such capacity pursuant to Article V hereof, the “Collateral Agent”).
RECITALS
          1. The Company and the Guarantors entered into the Credit Agreement originally dated as of October 30, 2009, as amended through and including June 29, 2010, and as further amended by the Fourth Amendment to Credit Agreement dated as of July 23, 2010 and the Fifth Amendment to Credit Agreement dated as of September 21, 2010 (as in effect on the date of this Agreement, without giving effect to any further amendment, supplement or modification thereto or any consents or waivers in respect thereof, the “Initial Working Capital Facility Agreement”), by and among the Company, as borrower, Holdings, the Subsidiary Guarantors, and the Intermediate Guarantors, each as guarantors, Nordea Bank Finland PLC, New York Branch, and Unicredit Bank AG, as joint lead arrangers, the lenders from time to time party thereto, and the Working Capital Facility Agent, pursuant to which, and subject to the terms and conditions thereof, the Company may obtain Working Capital Loans and Letters of Credit (each, as herein defined) in an outstanding principal amount not to exceed, together with the principal amount of all Unpaid Drawings (as herein defined), US$33,000,000 at any one time outstanding. All Working Capital Loans and Unpaid Drawings will be repaid pursuant to the provisions of the Working Capital Facility Agreement.

          2. The Company issued US$400,000,000 in principal amount of its Senior Secured 11 7/8% Notes due 2014 pursuant to the Indenture dated as of October 30, 2009, as supplemented by the First Supplemental Indenture dated as of June 25, 2010 and the Second Supplemental Indenture dated as of September 21, 2010 (as further amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, the Guarantors and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as Trustee (together with its successors in such capacity, the “Trustee”).
          3. Simultaneously herewith, the Company, Holdings and the Subsidiary Guarantors are entering into the Priority Credit Agreement dated as of September 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Priority Facility Agreement”) by and among the Company, Holdings, the Subsidiary Guarantors, various lenders, and the Priority Facility Agent;
          4. Pursuant to the Indenture, the Guarantors guarantee payment of the Notes (as herein defined) and all other Note Obligations (as herein defined); pursuant to the Working Capital Facility Agreement, the Guarantors guarantee the Working Capital Facility Obligations (as herein defined); and pursuant to the Priority Facility Agreement and Subsidiary Guarantee, Holdings and the Subsidiary Guarantors guarantee the Priority Facility Obligations (as herein defined).
          5. The Priority Facility Agreement, the Working Capital Facility Agreement and the Indenture require the Company and the Guarantors (or, in the case of the Priority Facility Agreement, the Company, Holdings and the Subsidiary Guarantors) to secure payment of the Priority Facility Loans, the Working Capital Loans, the Letter of Credit Outstandings (as herein defined) and the Notes and other Secured Obligations by Liens in the Collateral (each, as herein defined).
          6. The Priority Facility Agreement, the Working Capital Facility Agreement and the Indenture further require that such Liens in the Collateral be granted pursuant to the Security Documents to a collateral agent acting for the benefit of the Priority Facility Agent, the Trustee, the Working Capital Facility Agent, the Priority Facility Lenders (as herein defined), the Working Capital Facility Lenders (as herein defined) and the Holders (as herein defined). This Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce such Liens and all related rights, interests and powers as agent for, and for the benefit exclusively of, the Priority Facility Agent, the Trustee, the Working Capital Facility Agent, the Priority Facility Lenders, the Working Capital Facility Lenders and the present and future Holders.
          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
          SECTION 1.1 Defined Terms.
               (a) Capitalized terms used in this Agreement that are defined in the Indenture and not otherwise defined herein shall have the meanings set forth in the Indenture.
               (b) All capitalized terms used in this Agreement that are defined in Article 9 of the UCC (as herein defined), as in effect on the date of this Agreement in the State of New York, and not otherwise defined herein shall have the meanings therein set forth.
               (c) The following terms shall have the following meanings:
          “Act of the Applicable Authorized Representative” means a direction in writing delivered to the Collateral Agent by or with the written consent of the Applicable Authorized Representative accompanied by written confirmation (i) if the Applicable Authorized Representative is the Trustee and only if the Trustee is acting on behalf or at the direction of the Holders, from the Trustee (such direction to be in a form reasonably satisfactory to the Trustee and the Collateral Agent) of the principal of the outstanding Notes registered by the Trustee as outstanding in the name of Holders on the date of such direction; (ii) if the Applicable Authorized Representative is the Working Capital Facility Agent, from the Working Capital Facility Agent (such direction to be in a form reasonably satisfactory to the Working Capital Facility Agent and the Collateral Agent) of, the aggregate Commitments of the Working Capital Facility Lenders on the date of such direction, or, if the Commitments have been terminated in full at such time, the sum of the aggregate principal amount of Working Capital Loans made and the face amount of any undrawn Letters of Credit issued under the Working Capital Facility Agreement (other than those already cash collateralized at 105% of face amount) on the date of such direction, or (iii) if the Applicable Authorized Representative is the Priority Facility Agent, from the Priority Facility Agent (such direction to be in a form reasonably satisfactory to the Priority Facility Agent and the Collateral Agent) confirming that the Priority Facility Agent is entitled to act as the Applicable Authorized Representative at such time with respect to such Collateral.
          “Actionable Event of Default” means, at any time, an Event of Default under, and as defined in, (i) the Priority Facility Agreement or (ii) the Secured Document for a Series of Secured Obligations if at such time the Authorized Representative for such Secured Document is the Applicable Authorized Representative.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for the purposes of this definition, beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be “control.” For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
          “Agreement” has the meaning assigned to such term in the introductory paragraph hereof.
          “Applicable Authorized Representative” means the Majority Authorized Representative, or upon the occurrence of (i) as and to the extent specified in Section 6.1(b), a Minority Authorized Representative Enforcement Date, the Minority Authorized Representative or (ii) as and to the extent specified in Section 6.1(e), a Residual Authorized Representative Enforcement Date, the Authorized Representative of the Series of Secured Obligations that first instructs the Collateral Agent to commence enforcement action with respect to the Collateral; provided that if, as of the Priority Facility Control Date, the Priority Facility Obligations have not been paid in full, then the Applicable Authorized Representative shall be the Priority Facility Agent.
          “Authorized Representative” means (i) in the case of the Working Capital Facility Obligations, the Working Capital Facility Agent acting at the direction of either the Required Revolving Lenders (as defined in the Working Capital Facility Agreement) or the Required Term Lenders (as defined in the Working Capital Facility Agreement), provided that in the event that the Working Capital Facility Agent as Authorized Representative shall determine in its sole discretion that it has received contradictory instructions from the Required Revolving Lenders and the Required Term Lenders, the Working Capital Facility Agent shall (x) if the contradiction is with respect to whether or not the Working Capital Facility Agent should take action, follow the instructions which require it to take action rather than refrain from taking action and (y) otherwise, follow the instructions of the Required Revolving Lenders or the Required Term Lenders with the higher amount of aggregate Commitments and/or outstanding Working Capital Loans or Letters of Credit Outstandings at such time, (ii) in the case of the Note Obligations, the Trustee, or (iii) in the case of the Priority Facility Obligations, the Priority Facility Agent.
          “Bankruptcy Law” means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law, or any similar law of any jurisdiction foreign to the United States of America, including any political subdivision thereof, in each case for the relief of debtors.
          “Capital Stock” means:
                    (1) in the case of a corporation, corporate stock;
                    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (whether common or preferred);

                    (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
                    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
          “Cash Collateral Account” has the meaning assigned to such term in Section 2.7(e) hereof.
          “Cash Equivalents” means:
                    (1) United States dollars or, in the case of any Investment by any Person whose principal place of business is outside the United States, such local currencies in such place of business (including euros, British pound sterling and Norwegian krone) as are held by it from time to time in the ordinary course of business and that are readily exchangeable into United States dollars;
                    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) or obligations backed by the full faith and credit of Canada, Norway, the United Kingdom or any member state of the European Economic Association as of the date of the Indenture, in each case having maturities of not more than twelve months from the date of acquisition;
                    (3) certificates of deposit, time deposits, demand deposits and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any bank or trust company organized or licensed under the laws of the United States or any state thereof, Canada, the Kingdom of Norway, the United Kingdom or any member state of the European Economic Association as of the date of the indenture, having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
                    (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
                    (5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing not more than twelve months after the date of acquisition;

                    (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and
                    (7) in the case of the Company or Holdings or a Subsidiary Guarantor, substantially similar investments, of comparable credit quality, dominated in the currency of any jurisdiction in which such Person conducts business.
          “Closing Date” means October 30, 2009.
          “Collateral” means all assets and properties of the Company and the Guarantors subject to Liens created by the Security Documents including:
                    (1) each of the Original Mortgaged Vessels and all Vessel Assets with respect to each Original Mortgaged Vessel;
                    (2) all outstanding Capital Stock of the Company and each Guarantor (other than the Parent and Trico Marine Cayman) owned by the Company or any Guarantor (including the Parent) (subject to Section 2.2(f));
                    (3) all general intangibles owned or acquired by Holdings, the Company or any Subsidiary Guarantor, exclusively used for, and in connection with, the ownership, expansion, operation, use, maintenance or sale or other disposition of any of the Mortgaged Vessels or any Vessel Assets;
                    (4) the rights of Trico Subsea AS (including refund guarantees) under the Existing Newbuild Construction Contracts and related equipment contracts in respect of each of the Newbuild Vessels;
                    (5) Intercompany Debt owed (i) by the Parent or any Subsidiary thereof (including the Company and any Guarantor) to the Company or any Guarantor (other than Parent) or (ii) by the Company or any Guarantor to the Parent;
                    (6) (a) any rights to earnings monies (as defined in the definition of “Vessel Assets”) and (b) any other rights of Holdings, the Company or any Subsidiary Guarantor (whether as owner or as charterer) under any lease or charter of Specified Assets from or to the Parent or any Subsidiary thereof;
                    (7) any Specialized Equipment owned by Holdings, the Company or any Subsidiary Guarantor;
                    (8) the Cash Collateral Account and all deposits therein and interest thereon and investments thereof, and all property of every type and description in which any proceeds of any Collateral Disposition are invested or upon which the Collateral Agent is at any time granted, or required to be granted, a Lien to secure the Secured Obligations as set forth in Section 4.11 of the Indenture; and

                    (9) to the extent not otherwise included above, all proceeds of any of the foregoing;
except, solely in the case of clauses (3), (4), (6)(b) and (9) and (to the extent of any Vessel Asset specified in clause (2)(ii) or (3)(ii) of the definition of “Vessel Assets”) clause (1), any asset to the extent a Lien therein cannot be created or perfected under applicable law; and further including all assets and properties subject to Liens created as required by and in accordance with Section 4.10, Section 4.18, Section 4.19, Section 4.20, Section 4.24 and Section 4.25 and Article 11 of the Indenture and, to the extent not otherwise included above, all proceeds of any of the foregoing.
Notwithstanding the foregoing, it is understood that, when used in respect of the Priority Facility Obligations, the term “Collateral” refers to Priority Collateral.
          “Collateral Account” has the meaning assigned to such term in Section 2.7(d) hereof.
          “Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.
          “Collateral Disposition” means any Asset Sale of assets or other rights or property that constitute Collateral under the Security Documents. The sale or issuance of Equity Interests in a Subsidiary Guarantor that owns Collateral such that, as a consequence, such Person no longer is a Subsidiary Guarantor, shall be deemed a Collateral Disposition of the Collateral owned by such Subsidiary Guarantor.
          “Commitment” means, at any time, the commitment of each Working Capital Facility Lender to make Working Capital Loans and issue Letters of Credit at such time under the Working Capital Facility Agreement.
          “Company” has the meaning assigned to such term in the introductory paragraph hereof.
          “Default” means a “Default” as defined in the Working Capital Facility Agreement, a “Default” as defined in the Indenture, or a “Default” as defined in the Priority Facility Agreement.
          “Discharge” means, with respect to the Collateral, the date on which each Series of Secured Obligations is no longer secured by such Collateral. “Discharged” has a correlative meaning.
          “Enforcement Action” means, as to any Secured Obligations, the initiation of any legal proceedings, or the taking of any other action to pursue or exercise rights or remedies (as secured party or otherwise), with respect to such Secured Obligations that is authorized herein or in any Security Document to be taken by the Collateral Agent.

          “Enforcement Action Participation Request” means, with respect to any Enforcement Action as to any Secured Obligations, a written notice delivered by the Collateral Agent to the Holders of such Secured Obligations:
                    (1) describing such Enforcement Action and the time and the place at which and method and manner by which such Enforcement Action is proposed to be taken;
                    (2) stating that, based on an Opinion of Counsel of the jurisdiction in which such Enforcement Action is so proposed to be taken, under the laws of such jurisdiction, such Enforcement Action is authorized or permitted so to be taken with respect to such Secured Obligations only if such Holders join with the Collateral Agent in so taking, or take directly (if such joinder is not so authorized or permitted), such Enforcement Action; and
                    (3) requesting such Holders so to join with the Collateral Agent in so taking, or (if as aforesaid) take directly, such Enforcement Action at the time and place and by the method and manner so specified.
          “Event of Default” means an “Event of Default” as defined in the Working Capital Facility Agreement, an “Event of Default” as defined in the Indenture, or an “Event of Default” as defined in the Priority Facility Agreement.
          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
          “Guarantors” has the meaning assigned to such term in the introductory paragraph hereof.
          “Holders” means the Person in whose name a Note is registered.
          “Holdings” has the meaning assigned such term in the introductory paragraph hereof.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
                    (1) in respect of borrowed money;
                    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                    (3) in respect of banker’s acceptances;
                    (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
                    (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
                    (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability or an intercompany payable upon a balance sheet of the specified Person prepared in accordance with GAAP. The amount of a specified Person’s Indebtedness shall be calculated without duplication of the preceding items. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
          “Indemnified Liabilities” means any and all other liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or any of the other Transaction Documents or any other document in connection herewith or therewith, including any of the foregoing relating to the use of proceeds of the Working Capital Loans, the Letters of Credit, or the Notes or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, any of the Subsidiary Guarantors, Holdings, the Parent, Trico Marine Cayman or Trico Holdco, or any of the Collateral and all reasonable fees, costs and expenses (including reasonable fees and expenses of legal counsel) incurred by any Indemnitee in connection with any claim, action or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.
          “Indemnitee” has the meaning assigned to such term in Section 7.10(a) hereof.
          “Indenture” has the meaning assigned to such term in paragraph 2 of the Recitals hereof.
          “Initial Working Capital Facility Agent” has the meaning assigned such term in the introductory paragraph hereof.
          “Initial Working Capital Facility Agreement” has the meaning assigned to such term in paragraph 1 of the Recitals hereof.

          “Insolvency or Liquidation Proceeding” means:
                    (1) any case commenced by or against the Company or any other Guarantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Guarantor or any similar case or proceeding relative to the Company or any other Guarantor or its creditors, as such, in each case whether or not voluntary;
                    (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
                    (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Guarantor are determined and any payment or distribution is or may be made on account of such claims.
          “Intermediate Guarantor” has the meaning assigned to such term in the introductory paragraph hereof.
          “Intervening Creditor” has the meaning assigned to such term in Section 2.7(b) hereof.
          “Joinder Agreement” means an agreement substantially in the form of Exhibit A.
          “Letter of Credit” means any letter of credit issued pursuant to the Working Capital Facility Agreement.
          “Letter of Credit Outstandings” means, at any time, the sum of (i) the aggregate maximum amount to be drawn under all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings under the Working Capital Facility Agreement.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
          “Majority Authorized Representative” means the Authorized Representative of the Series of Secured Obligations that constitutes the larger amount of the then outstanding Series of Secured Obligations.
          “Minority Authorized Representative” means the Authorized Representative of the Series of Secured Obligations (other than the Priority Facility

Obligations) that constitutes the smaller amount of the then outstanding Series of Secured Obligations.
          “Minority Authorized Representative Enforcement Date” means with respect to a Series of Secured Obligations other than the Priority Facility Obligations, the date (the “Enforcement Shift Trigger Date”) that is 120 days (throughout which 120-day period the Minority Authorized Representative was the Authorized Representative of such Series of Secured Obligations) after the occurrence of each of (i) both (x) an Event of Default with respect to such Series of Secured Obligations has occurred and is continuing and (y) such Series of Secured Obligations is currently due and payable (or, in the case of any Letter of Credit obligations, required to be cash-collateralized) in full (whether as a result of acceleration thereof or otherwise) in accordance with the Secured Document for that Series of Secured Obligations, and (ii) the receipt by the Collateral Agent and the Majority Authorized Representative of written notice from the Authorized Representative of such Series of Secured Obligations certifying as to the matters in (i)(x) and (y); provided that the Minority Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred if:
                    (1) prior to the Enforcement Shift Trigger Date the Collateral Agent commenced (or was instructed by the Majority Authorized Representative in accordance with this Agreement to commence) enforcement action with respect to the Collateral, at any time thereafter so long as the Collateral Agent is diligently pursuing (or has been instructed by the Majority Authorized Representative to diligently pursue) enforcement action with respect to the Collateral; and
                    (2) with respect to the Collateral in which at any time the Company or a Guarantor that has granted a security interest, at any time the Company or any Guarantor, as applicable, is then a debtor under or with respect to any Insolvency or Liquidation Proceeding; and
provided, further, that if the Majority Authorized Representative has failed to give any instruction to the Collateral Agent to commence enforcement action with respect to the Collateral as of the date that would otherwise be the Minority Authorized Representative Enforcement Date, then the Majority Authorized Representative shall have an additional ten (10) business days to give such instruction (which instruction, for clarity, shall stay the Minority Authorized Representative Enforcement Date).
          “Non-Priority Collateral” means any Collateral pledged by the Parent or any Intermediate Guarantor to secure the Secured Obligations (other than the Priority Facility Obligations).
          “Nordea” has the meaning assigned to such term in the introductory paragraph hereof.
          “Note Guarantee” means the joint and several guarantee pursuant to Article 10 of the Indenture by a Guarantor of the Obligations of the Company under the Indenture, the Notes and the Security Documents.

          “Note Obligations” means Obligations under the Notes, the Note Guarantees, the Indenture or, to the extent relating to any of the foregoing, any Security Document.
          “Notes” means the Notes as defined in the Indenture.
          “Notice of Event of Default” means written notice given to the Collateral Agent by the Priority Facility Agent, the Working Capital Facility Agent or the Trustee, stating that an Event of Default has occurred and is continuing.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Officer’s Certificate” has the meaning assigned to such term in the Indenture and shall be for the benefit of the Collateral Agent, the Priority Facility Agent, the Working Capital Facility Agent and the Trustee.
          “Opinion of Counsel” means a written opinion from legal counsel addressed to the Collateral Agent, the Priority Facility Agent, the Working Capital Facility Agent and the Trustee who is reasonably acceptable to the Collateral Agent that meets the requirements of Section 13.05 of the Indenture. The opinion may include exceptions and qualifications consistent with customary practice for written third party legal opinions relating to the subject matter of the opinion.
          “Parent” has the meaning assigned to such term in the introductory paragraph hereof.
          “Person” means an individual, corporation, limited liability company, partnership or other entity.
          “Priority Collateral” means all Collateral pledged to secure the Priority Facility Obligations; provided that, for the avoidance of doubt, Priority Collateral does not include Collateral pledged by the Parent or any Intermediate Guarantor.
          “Priority Facility Agent” has the meaning assigned to such term in the introductory paragraph hereof.
          “Priority Facility Agreement” has the meaning assigned to such term in paragraph 3 of the Recitals hereof.
          “Priority Facility Authorized Representative” means the Authorized Representative of the Priority Facility Obligations, as described in clause (iii) of the definition of “Authorized Representative”.
          “Priority Facility Control Date” means the date that is 180 days after the Priority Facility Agent has delivered instructions to the Applicable Authorized

Representative to commence an Enforcement Action in accordance with the terms of Section 6.1(b) hereof.
          “Priority Facility Lenders” means any lender party to the Priority Facility Agreement.
          “Priority Facility Loans” means any loan made under the Priority Facility Agreement.
          “Priority Facility Obligations” means Obligations under the Priority Facility Agreement and, to the extent related thereto, any Security Document.
          “Priority Standstill Period” means the period commencing upon the occurrence of each of (a) both (i) an Event of Default has occurred and is continuing under another Series of Secured Obligations and (ii) such Series of Secured Obligations is currently due and payable (or, in the case of any Letter of Credit obligations, required to be cash-collateralized) in full (whether as a result of acceleration thereof or otherwise) in accordance with the Secured Document for such Series of Secured Obligations, and (b) the receipt by the Priority Facility Agent of written notice from the Authorized Representative with respect to such Series of Secured Obligations certifying as to the matters in (a)(ii) and (iii) and ending 120 days after such occurrence.
          “Realization Proceeds” includes any and all cash, securities and other property received or realized from foreclosure, sale, collection suit or other means of realization of the Liens upon any Collateral (including distributions of Collateral in satisfaction of any Secured Obligations) or distributed in any Insolvency or Liquidation Proceeding in respect of any claim upon any Secured Obligation that is allowed or enforceable therein as a claim secured by any Collateral pursuant to the Security Documents.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
          “Residual Authorized Representative Enforcement Date” is the date (the “Residual Enforcement Shift Trigger Date”) that is 120 days after the occurrence of the Minority Authorized Representative Enforcement Date; provided that the Residual Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred if prior to the Residual Enforcement Shift Trigger Date the Collateral Agent commenced (or was instructed by the Minority Authorized Representative in accordance with this agreement to commence) enforcement action with respect to the Collateral, at any time thereafter so long as the Collateral Agent is diligently pursuing (or has been instructed by the Minority Authorized Representative to diligently pursue) enforcement action with respect to the Collateral.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Secured Documents” means, collectively, (a) the Working Capital Facility Agreement, (b) the Indenture and (c) the Priority Facility Agreement.
          “Secured Obligations” means, collectively, (a) the Working Capital Facility Obligations, (b) the Note Obligations and (c) the Priority Facility Obligations.
          “Secured Parties” means (a) the Collateral Agent, (b) the Working Capital Facility Agent and the Working Capital Facility Lenders under the Working Capital Facility Agreement, (c) the Trustee and the Holders of the Notes and (d) the Priority Facility Agent and the Priority Facility Lenders under the Priority Facility Agreement.
          “Security Documents” means this Agreement and one or more ship mortgages, charges, floating charges, deeds of charge, security agreements, factoring agreements, pledge agreements, collateral assignments, debentures, mortgages, deeds of covenants, collateral agency agreements, deeds of trust or other grants or transfers for security (including any Mortgages and Equipment Pledges) executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien in favor of the Collateral Agent upon the Priority Collateral or the Non-Priority Collateral, as the case may be, for purposes of securing the Secured Obligations or any other Obligations of the Company or any Guarantor under the Secured Documents or the Security Documents, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Secured Documents.
          “Series of Secured Obligations” means (i) collectively, the Working Capital Facility Obligations, (ii) collectively, the Note Obligations or (iii) collectively, the Priority Facility Obligations.
          “Subsidiary Guarantee Agreement” means that certain Subsidiaries Guaranty, dated as of September 21, 2010, among each of the guarantors party thereto, in favor of Cantor Fitzgerald Securities, as administrative agent for the benefit of the Secured Creditors (as defined therein).
          “Subsidiary Guarantor” has the meaning assigned to such term in the introductory paragraph hereof.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa—77bbbb) and the rules and regulations thereunder, as in effect on the date on which the Indenture is qualified under the TIA.
          “Transaction Documents” means collectively the Secured Documents and the Security Documents.

          “Trico Holdco” has the meaning assigned to such term in the introductory paragraph hereof.
          “Trico Marine Cayman” has the meaning assigned to such term in the introductory paragraph hereof.
          “Trustee” has the meaning assigned to such term in paragraph 2 of the Recitals hereof.
          “UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.
          “Unpaid Drawings” means, with respect to any payment or disbursement made by a Working Capital Facility Lender under any Letter of Credit issued by it, the amount so paid until reimbursed.
          “US$” means United States dollars.
          “Vessel” means a multi-purpose service vessel, platform supply vessel, subsea platform supply vessel, supply vessel, trenching and protection support vessel, anchor handling, towing and supply vessel, crew boat, line handling vessel, tanker, bulk carrier, barge, container vessel, reefer vessel, tug boat, push boat, off shore supply vessel, floating storage production unit, barge and in general any floating craft whose purpose may be partially or wholly to (i) deploy, procure, process, transport, load, discharge, transfer or store lawful cargo, drilling products, water or fuel, (ii) transport crew, personnel or passengers or (iii) support construction, repair, maintenance and subsea work, and all related spares, stores, equipment, additions and improvement equipment related to such work whether it is attached to such vessel or not, in each case used in a Permitted Business.
          “Working Capital Facility Agent” means (i) the Initial Working Capital Facility Agent and (ii) any subsequent Working Capital Facility Agent (x) designated in writing to the Collateral Agent (with a copy to the Trustee and the Company specifying the name of such agent and its address) as the “Working Capital Facility Agent” by Working Capital Facility Lenders holding a majority in principal amount of Working Capital Loans made and face amount of all Letters of Credit issued under the Working Capital Facility Agreement and (y) that has executed a joinder agreement to this Agreement (which need only be signed by such Working Capital Facility Agent) agreeing to be bound by the terms and provisions of this Agreement and accepting the obligations of the Working Capital Facility Agent in such capacity hereunder. Such Person shall succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Working Capital Facility Agent, and the predecessor Working Capital Facility Agent shall be discharged from its duties and obligations hereunder.
          “Working Capital Facility Agreement” means the Initial Working Capital Facility Agreement including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or Refinanced from time to time so as to provide for an aggregate principal amount of borrowings and/or face amount of letters of credit of up to $65,000,000 (such amendment, restatement, modification, renewal, refunding, replacement or refinancing, a “Working Capital Facility Refinancing”), regardless of whether such Working Capital Facility Refinancing is with the same financial institutions or otherwise. Notwithstanding anything to the contrary herein or in the Indenture, nothing herein or therein shall be deemed to prohibit or otherwise restrict the ability of the Company to effect a Working Capital Facility Refinancing in an amount greater than the Indebtedness so amended, restated, modified, renewed, refunded, replaced or Refinanced, provided that only such portion of the aggregate principal amount of borrowings and/or face amount of Letters of Credit incurred under such Working Capital Facility Refinancing that does not exceed $65,000,000 at any one time outstanding shall be deemed to be Indebtedness incurred under the Working Capital Facility Agreement.
          “Working Capital Facility Lenders” means any lender party to the Working Capital Facility Agreement (including any banking affiliate of any such lender which has agreed to issue Letters of Credit pursuant to the Working Capital Facility Agreement).
          “Working Capital Loans” means any loan made under the Working Capital Facility Agreement.
          “Working Capital Facility Obligations” means (i) the principal of any Working Capital Loans and the amount of reimbursement obligations in respect of any Letters of Credit (in a maximum aggregate outstanding principal amount of $65,000,000) and (ii) all other Obligations under the Working Capital Facility Agreement and, to the extent related to such Obligations, the Security Documents.
          SECTION 1.2 Rules of Construction. Unless the context otherwise requires:
               (a) a term has the meaning assigned to it;
               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
               (c) “including” means “including without limitation,” “including but not limited to” or words of similar import;
               (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”;
               (e) words in the singular include the plural, and in the plural include the singular;
               (f) provisions apply to successive events and transactions;

               (g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;
               (h) references to “Sections,” “clauses,” “Articles,” “Exhibits” and “Schedules” shall be to Sections, clauses, Articles, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided;
               (i) the use in this Agreement of the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
               (j) for purposes of the definitions of Majority Authorized Representative and Minority Authorized Representative, at any time, (i) the outstanding amount of the Series of Secured Obligations constituting the Note Obligations will be the principal amount of the Notes outstanding at such time, (ii) the outstanding amount of the Series of Secured Obligations constituting the Working Capital Facility Obligations will be the aggregate of the Commitments of all Working Capital Facility Lenders at such time (or, if the Commitments have been terminated in full at such time, the sum of the aggregate principal amount of Working Capital Loans made and the face amount of any undrawn Letters of Credit issued under the Working Capital Facility Agreement (other than those already cash collateralized at 105% of face amount) outstanding at such time) and (iii) the outstanding amount of the Series of Secured Obligations constituting the Priority Facility Obligations will be the sum of the aggregate principal amount of Priority Facility Loans made under the Priority Facility Agreement outstanding at such time; and
               (k) for purposes of the definitions of “Working Capital Facility Agreement” and “Working Capital Facility Obligations,” the maximum aggregate outstanding amount of principal and reimbursement obligations under the Working Capital Facility that may constitute “Working Capital Facility Obligations,” or be deemed Indebtedness incurred under the Working Capital Facility Agreement, shall, during any period in which an Actionable Event of Default has occurred and is continuing, be reduced by any Realization Proceeds that have previously been applied during such period pursuant to Section 2.7 to the payment (or, in the case of any Letter of Credit Obligations, cash collateralization) of Working Capital Facility Obligations.
ARTICLE II
OBLIGATIONS AND POWERS OF COLLATERAL AGENT; COLLATERAL
          SECTION 2.1 Undertaking of the Collateral Agent.
               (a) The Collateral Agent hereby irrevocably undertakes and agrees, on the terms and conditions set forth in this Agreement, to act as agent and as representative for the benefit solely and exclusively of the Priority Facility Agent, the Trustee, the Working Capital Facility Agent and the present and future Priority Facility Lenders, Working Capital Facility Lenders and Holders, and in such capacity shall:

                    (i) accept, enter into, hold, administer, maintain and enforce all Security Documents, including all Collateral subject thereto, and all Liens created or granted to it thereunder, perform its obligations thereunder and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under or pursuant to or in connection with the Security Documents or applicable laws;
                    (ii) take all lawful and commercially reasonable actions that it may deem necessary or advisable to protect or preserve its interests, rights, powers and remedies in the Collateral and such interests, rights, powers and remedies, including, instituting and maintaining such suits and proceedings as it may deem expedient to prevent the impairment of, or to preserve or protect, its interests, rights, powers and remedies in the Collateral, subject to the terms of the Security Documents;
                    (iii) deliver and receive notices pursuant to the Security Documents;
                    (iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including as mortgagee, vessel mortgagee, marine mortgagee, stock pledgee, share pledgee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral and its other interests, rights, powers and remedies, subject to the terms of the Security Documents;
                    (v) remit to the Priority Facility Agent, the Trustee or the Working Capital Facility Agent, as provided in Section 2.7, all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;
                    (vi) direct the disbursement of funds as expressly provided for in this Agreement;
                    (vii) take any actions required to be taken under the Security Documents subject to the provisions of this Agreement; and
                    (viii) provide instructions from time to time as required by the terms of the Security Documents, subject to the terms of this Agreement;
provided, however, except as directed by the Applicable Authorized Representative, the Collateral Agent shall not be obligated to act upon directions purported to be delivered to it by any other Person or to foreclose upon or otherwise enforce or take any action with respect to any Lien or other remedy at law, equity or otherwise, or pursuant to any Security Document.
               (b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 2.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

               (c) Upon receipt of any Act of the Applicable Authorized Representative, given in accordance with the terms of this Agreement, with indemnities satisfactory to the Collateral Agent as provided in Section 4.14(d), the Collateral Agent shall take, or direct the taking of, any action provided for in such direction. Such action may include, (x) the giving of any release, notice, approval, consent or waiver which may be called for hereunder or under the Security Documents that the Collateral Agent is expressly authorized to give, (y) the requiring of the execution and delivery of additional Security Documents, or (z) employing agents or directing trustees in order to accomplish the actions requested.
               (d) Notwithstanding the preceding, nothing shall impair the ability of the Trustee or the Collateral Agent to take any action necessary to comply with any obligations imposed under any applicable law, including the TIA.
               (e) Subject in all respects to the provisions of this Agreement, upon the direction of the Applicable Authorized Representative, the Collateral Agent shall take the actions specified to be taken by the Collateral Agent in the Priority Facility Agreement, the Indenture and the Working Capital Facility Agreement, as the case may be, and shall have all the rights and immunities specified as those of the Collateral Agent in each of the Secured Documents.
          SECTION 2.2 Collateral.
               (a) The Collateral will secure, in accordance with the priorities set forth in Section 2.7 hereof, the Secured Obligations and will be pledged by the Company and the Guarantors to the Collateral Agent for the benefit of the Secured Parties. The Collateral pledged by the Company will secure, in accordance with the priorities set forth in Section 2.7 hereof, the Priority Facility Loans made under the Priority Facility Agreement, the Notes issued under the Indenture and the Working Capital Loans made and the Letters of Credit issued under the Working Capital Facility Agreement and the Company’s Obligations under the Security Documents; and the Collateral pledged by any Guarantor will secure, in accordance with the priorities set forth in Section 2.7 hereof, the guarantee by such Guarantor made under the Subsidiary Guarantee Agreement of the Priority Facility Loans, the Note Guarantee of such Guarantor and the guarantee by such Guarantor of the Working Capital Loans made and the Letters of Credit issued under the Working Capital Facility Agreement and such Guarantor’s Obligations under the Security Documents. Only the Collateral Agent will be entitled to enforce the Liens granted under the Security Documents.
               (b) No Indebtedness (other than the Secured Obligations) incurred by the Company or any Guarantor may share in Liens in the Collateral.
               (c) Subject to the terms of the Secured Documents, the Company and the Guarantors shall be permitted to incur additional Indebtedness in the future under the Working Capital Facility Agreement which could share in the Collateral. Any Indebtedness incurred under the Working Capital Facility Agreement is, and will be required at all times to be, subject to this Agreement. No collateral will secure any

Indebtedness under the Working Capital Facility Agreement unless such collateral is Collateral that also secures the Notes in accordance with this Agreement. The principal amount of Indebtedness outstanding at any time under the Working Capital Facility Agreement that is secured by the Collateral will be limited by Section 4.07 and Section 4.14 of (and clause (i) of the definition of “Permitted Liens” in) the Indenture and by Section 10.01 and Section 10.04 of the Initial Working Capital Facility Agreement and Section 10.01 and Section 10.04 of the Priority Facility Agreement.
               (d) Subject to the terms of the Secured Documents, the aggregate principal amount of Indebtedness outstanding at any time that is secured by the Collateral will be limited to $487,000,000, which shall consist of $400,000,000 in the case of the Indenture, $22,000,000 in the case of the Priority Facility Agreement and $65,000,000 in the case of the Working Capital Facility Agreement.
               (e) Subject to the terms of the Security Documents, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Secured Obligations (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral that may be deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate or otherwise use the Collateral and to collect, invest and dispose of any income therefrom unless an Actionable Event of Default has occurred. Upon such an Actionable Event of Default, the Collateral Agent will be entitled to foreclose upon and sell the Collateral or any part thereof as provided in the Security Documents.
               (f) The Capital Stock and other securities of the Company or any Guarantor constitute Collateral only to the extent that such Capital Stock and other securities can secure the notes or the Note Guarantees without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Person to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Person due to the fact that such Person’s Capital Stock and other securities secure the Notes or the Note Guarantees, then such portion (and only such portion) of the Capital Stock and other securities of such Person as shall constitute the minimum amount necessary to avoid having such Person be subject to such requirement shall automatically be released and deemed not to be part of the Collateral. In such event, each Secured Document and any Security Document may be amended or modified, without the consent of any holder of any Secured Obligation, to the extent necessary to release the first-priority security interests on such portion of the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Collateral.
          In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulations adopted, which would permit) such Capital Stock and other securities to secure the Notes or the Note Guarantees in excess of the portion then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Person, then such additional portion of the Capital Stock and other securities of such Person as shall constitute the maximum additional amount possible without having such Person be subject to such requirement shall automatically be deemed to be a part of the Collateral. In such event, each Secured Document or any Security Document may be amended or modified, without the consent of any holder of any Secured Obligation, to the extent necessary to subject such additional Capital Stock and other securities to the Liens under the Security Documents.
          SECTION 2.3 Certain Letters of Credit. Notwithstanding anything to the contrary contained herein (including, without limitation, Section 2.6(b)), the parties hereto hereby acknowledge and agree that to the extent that any letter of credit (other than any Letter of Credit issued under the Working Capital Facility outstanding on September 21, 2010) issued by Nordea is cash collateralized and the related obligations are not otherwise secured, no Secured Party shall have a Lien on the amounts deposited in a deposit account or securities account to cash collateralize such letter of credit and no such deposited amounts shall form part of the Collateral, in each case so long as such letter of credit or any related obligations remains outstanding.
          SECTION 2.4 Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Lien created or granted by any Security Document, or consent to the release or subordination of any Lien created or granted by any Security Document, except (i) as required by Article III; and (ii) as ordered pursuant to applicable law under a final and nonappealable order of a court of competent jurisdiction.
          SECTION 2.5 Enforcement of Liens.
               (a) If the Collateral Agent at any time receives a written notice of the occurrence and continuance (as of the date of such notice) of any Event of Default, it will promptly deliver written notice thereof to the Priority Facility Agent, the Working Capital Facility Agent and the Trustee.
               (b) Upon the occurrence and continuance of any Actionable Event of Default, subject to Article IV and Article VI, the Collateral Agent shall act, or decline to act, as directed by an Act of the Applicable Authorized Representative, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of the Applicable Authorized Representative. Unless it has been directed to the contrary by an Act of the Applicable Authorized Representative, the Collateral Agent may (but shall not be obligated to) take or refrain from taking such action with respect to such Actionable Event of Default as the Collateral Agent may deem advisable and in the best interest of the holders of Secured Obligations.
          SECTION 2.6 Priority of Liens; Additional Collateral. (a) Notwithstanding (i) anything to the contrary contained in the Secured Documents, (ii) the time, order or method of attachment of the Collateral Agent’s Liens, (iii) the time or order of filing or recording of financing statements, vessel mortgage, marine mortgage or other documents filed or recorded to create or perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the UCC or any other law governing relative priorities of secured creditors, all Liens at any time granted to secure any Secured Obligations will secure all of the Secured Obligations in accordance with the priorities set forth in Section 2.7.
               (b) The Priority Facility Agent, on behalf of the Priority Facility Lenders, the Working Capital Facility Agent, on behalf of the Working Capital Facility Lenders, and the Trustee, on behalf of the Holders, hereby agree that, subject to Section 2.6(c), if any such Secured Party takes any additional Collateral in respect of any Obligations, such Secured Party shall take or cause to be taken by the Company or any other appropriate Person any and all action necessary to create and perfect (i) first priority Liens for the benefit of the Priority Facility Obligations and second priority Liens on an equal and ratable basis for the benefit of the Note Obligations and the Working Capital Facility Obligations in the Priority Collateral and (ii) first priority Liens for the benefit of the Note Obligations and the Working Capital Facility Obligations in the Non-Priority Collateral, subject to the payment priorities as provided in this Agreement, including executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments necessary to accomplish the foregoing.
               (c) Subject to Section 6.1(e), the Priority Facility Agent, on behalf of the Priority Facility Lenders, the Working Capital Facility Agent, on behalf of the Working Capital Facility Lenders, and the Trustee, on behalf of the Holders, hereby agree to take or cause to be taken by the Company or any other appropriate Person any and all action necessary to cause the Collateral Agent to be designated as the sole secured party in respect of any Lien on any Collateral securing the Secured Obligations, including executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments evidencing or required or permitted to be filed to create or perfect a Lien on any Collateral.
               (d) The Collateral Agent may from time to time direct the Company and each Guarantor to: (i) execute, either alone or with the Collateral Agent, the Company or any Guarantor, financing statements, security agreements, documents, certificates or instruments pertaining to the Collateral or any part thereof or (ii) execute and deliver any agreements, documents, certificates or instruments as may be necessary to perfect a Lien on any Collateral. The Priority Facility Agent, the Working Capital Facility Agent, the Trustee, the Company and each Guarantor hereby authorizes the

Collateral Agent to file such documents and take all further action that may be necessary or desirable, to confirm, perfect, preserve and protect the security interests intended to be granted under the Security Documents. Each of the Priority Facility Agent, the Working Capital Facility Agent, the Trustee, the Company and each Guarantor hereby authorizes the Collateral Agent to execute and deliver on behalf of such Person and to file such other financing statements and similar notices without the signature of such Person either in the Collateral Agent’s name or in the name of such Person and as agent and attorney in fact for such Person. Subject to the terms of Section 7.20, the Priority Facility Agent, the Working Capital Facility Agent, the Trustee, the Company and each Guarantor shall do all such additional and further acts or things, give such assurances and execute such agreements, documents, certificates or instruments as the Collateral Agent may reasonably request to vest more completely in and assure to the Collateral Agent and the Secured Parties their rights under this Agreement (including this Section 2.6) with respect to the Security Documents.
          SECTION 2.7 Application of Collateral.
               (a) If an Actionable Event of Default has occurred and is continuing and the Collateral Agent takes action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any case of the Company or any Guarantor under any Bankruptcy Law, any Realization Proceeds (subject to Section 2.7(b)) shall be applied, after payment of all amounts owing to the Collateral Agent, (x) in the case of Priority Collateral, first, to the payment in full of all Priority Facility Obligations, and second, to the payment (or, in the case of any Letter of Credit Obligation constituting a Working Capital Facility Obligation not already cash collateralized at 105% of face amount, cash collateralization at 105% of the face amount thereof) in full of the remaining Secured Obligations on a ratable basis and (y) in the case of Non-Priority Collateral, among the Secured Obligations to the payment (or, in the case of any Letter of Credit Obligation constituting a Working Capital Facility Obligation not already cash collateralized at 105% of face amount, cash collateralization at 105% of the face amount thereof) in full of the Secured Obligations (other than the Priority Facility Obligations) on an equal and ratable basis. If any Secured Party obtains possession of any Collateral or realizes any Realization Proceeds in respect thereof, at any time prior to the Discharge of all of the Secured Obligations, then such Secured Party shall hold such Collateral and Realization Proceeds in trust for the other Secured Parties (except in the case of any Non-Priority Collateral held by Secured Parties listed in clauses (a), (b) or (c) of the definition thereof, which does not need to be held in trust by the Secured Party listed in clause (d) of the definition thereof), and promptly transfer such Collateral and Realization Proceeds to the Collateral Agent to be distributed in accordance with this Agreement.
               (b) Notwithstanding the foregoing, with respect to any Collateral for which a Person (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Secured Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Secured Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Series of Secured Obligations with respect to which such Impairment exists.
               (c) This Section 2.7 sets forth certain relative rights of the Collateral Agent, the Priority Facility Agent, the Trustee and the Working Capital Facility Agent. Nothing in this Agreement will:
                    (1) impair, as between the Company, any Guarantor and the holders of the Secured Obligations, the obligation of the Company, which is absolute and unconditional, to pay the Secured Obligations of the Company, and the obligation of each Guarantor, which is absolute and unconditional, to pay the Secured Obligations of such Guarantor, in each case, in accordance with their respective terms or to perform any other obligation of the Company or any Guarantor under the Priority Facility Agreement, the Indenture or the Working Capital Facility Agreement; or
                    (2) affect the relative rights of holders of Secured Obligations and other creditors of the Company or any of the Guarantors.
This Section 2.7 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations.
               (d) Until the date that the Collateral Agent applies all proceeds pursuant to Section 2.7(a), a non-interest bearing segregated trust account (the “Collateral Account”) on behalf of the Priority Facility Agent, the Trustee and the Working Capital Facility Agent for the benefit of the respective holders of the Secured Obligations shall be maintained by the Collateral Agent at its corporate trust department in accordance with the terms of this Agreement. The Collateral Account shall be, at all times, in the name of and under the control of the Collateral Agent in its capacity as such. All Realization Proceeds received by the Collateral Agent from any foreclosure, collection suit or other realization of the Collateral Agent’s Liens upon any Collateral or distributed in any Insolvency or Liquidation Proceeding shall be deposited in the Collateral Account and, thereafter, shall be held and applied by the Collateral Agent all in accordance with the terms of this Agreement.
               (e) The Collateral Agent shall establish, in addition to the Collateral Account provided for in Section 2.7(d) above, a non-interest bearing segregated trust account on behalf of the Company in the event of receipt by the Company, Holdings or a Subsidiary Guarantor of (i) any Net Available Cash attributable to a Sold Mortgaged Vessel or the Capital Stock of a Sold Vessel Owning Guarantor, (ii) Refund Proceeds, (iii) any Net Event of Loss Proceeds from any Event of Loss, or (iv) Net Available Cash from a Collateral Disposition. All cash and cash equivalents received by the Collateral Agent from any such event, shall be deposited in such account (“Cash Collateral Account”) and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with the terms of the Secured Documents and this Agreement. Such Cash Collateral Account shall be maintained by the Collateral Agent at its corporate trust department in accordance with this Agreement. The Cash

Collateral Account shall be, at all times, in the name of and under the sole control of the Collateral Agent in its capacity as such. Proceeds constituting (i) any Realization Proceeds shall be deposited only in the Collateral Account, and (ii) any Net Available Cash attributable to a Sold Mortgaged Vessel or the Capital Stock of a Sold Vessel Owning Guarantor, Refund Proceeds, any Net Event of Loss Proceeds from any Event of Loss and Net Available Cash from a Collateral Disposition shall be deposited only in the Cash Collateral Account.
               (f) Pending the distribution of funds in the Collateral Account or Cash Collateral Account in accordance with the provisions of the Secured Documents and this Agreement, such Collateral Account and Cash Collateral Account will be maintained as provided below:
                    (1) the Collateral Agent shall, subject to the provisions of Article III and Article VI, and the other provisions of this Article II, from time to time (i) invest amounts on deposit in the Collateral Account and the Cash Collateral Account in Cash Equivalents and (ii) invest interest paid on such Cash Equivalents and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in additional Cash Equivalents, in each case at the written direction of the Company so long as the Collateral Agent has not received a Notice of Event of Default, and in Cash Equivalents described in clause (2) or clause (3) of the definition of such term after such notice while such Event of Default is continuing, with interest and proceeds that are not invested or reinvested in Cash Equivalents deposited and held in the Collateral Account or the Cash Collateral Account, as applicable; notwithstanding the foregoing, the Company shall to the extent possible, ensure that the Collateral Agent is directed to invest (and in the case of investments made following the receipt by the Collateral Agent of a Notice of Event of Default, the Collateral Agent shall, to the extent possible, invest) any funds to be distributed on a date intended for the distribution of any amounts or proceeds therefrom in Cash Equivalents that shall mature or become liquid on or prior to such date;
                    (2) all Cash Equivalents in respect of the Collateral Account and the Cash Collateral Account and all interest and income received thereon and therefrom and the net proceeds realized on the maturity or sale thereof shall be held in the Collateral Account or the Cash Collateral Account, as applicable, as a part of the Collateral pursuant to the terms hereof; and
                    (3) the Collateral Account and the Cash Collateral Account shall each be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.
               (g) In connection with the application of proceeds pursuant to Section 2.7(a), except as otherwise directed by an Act of the Applicable Authorized Representative, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

               (h) In connection with the application of proceeds pursuant to Section 2.7(a), the Collateral Agent may be required, and is hereby authorized by the Priority Facility Agent, the Trustee and the Working Capital Facility Agent, to convert foreign currency proceeds to US$ or US$ proceeds to foreign currency, as may be required to satisfy the respective Secured Obligations in the currency in which such Secured Obligations are denominated. The Collateral Agent shall make any such conversion in accordance with its own banking procedures in a timely fashion so as to allow the distribution of proceeds pursuant to Section 2.7(a) on the date otherwise specified for such payment.
               (i) Except as provided in Section 2.7(f)(1) in the case where the Collateral Agent has received a Notice of Event of Default, the Collateral Agent shall have no obligation to invest and reinvest any cash held in the absence of timely and specific investment direction from the Company. The Collateral Agent shall have no liability for the selection of investments or for any loss incurred in connection with any investment or any sale, liquidation or redemption.
               (j) In the event the Collateral Agent receives proceeds of the disposition of any Collateral in circumstances in which the terms of the Secured Documents or the Security Documents do not direct the Collateral Agent as to the application of such proceeds, the Collateral Agent may request that the Applicable Authorized Representative instruct the Collateral Agent as to the proper application of such proceeds; provided that so long as the Collateral Agent has not received a Notice of Event of Default, the Collateral Agent shall not act on such instructions from the Applicable Authorized Representative unless it has also obtained the consent thereto from the Company. Prior to the receipt of such instructions and, if required as aforesaid such consent thereto contemplated by the terms of this Section 2.7(j), the Collateral Agent shall deposit such proceeds in the Cash Collateral Account.
               (k) The Collateral Agent in its capacity as bank and securities intermediary hereby agrees to comply with any and all entitlement orders (within the meaning of Section 8-102 of the UCC) and/or instructions (within the meaning of Section 9-104(a)(2) of the UCC) originated by the Collateral Agent, in its capacity as a Secured Party, directing the disposition of funds or other assets in the Collateral Account or the Cash Collateral Account, in each case without the consent of Company, Holdings or any Guarantor.
          SECTION 2.8 Credit Bid Rights.
               (a) If, during the continuance of an Actionable Event of Default, the Collateral Agent forecloses any of its Liens upon any Collateral, whether by public sale, private sale or judicial foreclosure or otherwise, and if directed in writing by an Act of the Applicable Authorized Representative, to exercise its credit bid rights as provided in this Section 2.8(a), the Collateral Agent, acting for and on behalf of the Priority Facility Lenders, the Holders and the Working Capital Facility Lenders, shall be entitled (to the fullest extent it may lawfully do so) to use and apply then matured Secured Obligations as a credit on account of the purchase price payable by the Collateral

Agent for any Collateral sold to the Collateral Agent at the corresponding foreclosure sale, for all purposes related to bidding and making settlement or payment of the purchase price at such foreclosure sale.
               (b) Each of the Company and the Guarantors hereby grants, confirms and agrees to cooperate with and permit the exercise and enforcement of the rights set forth in this Section 2.8.
          SECTION 2.9 Appointment and Powers of the Collateral Agent.
               (a) The Collateral Agent is hereby irrevocably appointed as agent and representative of and on behalf of and for the benefit of the Secured Parties, to secure the payment and performance in full of the Secured Obligations. The Collateral Agent hereby accepts such appointment. In addition, the Collateral Agent is hereby irrevocably appointed as security trustee on behalf of and for the benefit of the Secured Parties with respect to that certain first preferred Vanuatu ship mortgage over the Vanuatu registered vessel NORTHERN PRINCESS, Official No. 1576, to be entered into contemporaneously with this Agreement and as the same may be amended, modified or restated from time to time. The Collateral Agent hereby accepts such appointment. Each of the Priority Facility Agent, the Trustee and the Working Capital Facility Agent confirms that each Priority Facility Lender (in the case of the Priority Facility Agent), Holder (in the case of the Trustee) and each Working Capital Facility Lender (in the case of the Working Capital Facility Agent) has (i) irrevocably appointed the Collateral Agent, in such capacity, to act as its agent and Collateral Agent under this Agreement and (ii) irrevocably authorized the Collateral Agent to perform the duties and exercise the rights, powers and discretions that are specifically given to it under this Agreement, together with any other incidental rights, powers and discretions.
               (b) The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies, in each case pursuant to the Security Documents and applicable law and to act as set forth in this Article II or as requested in any lawful directions given to it from time to time in respect of any matter by Act of the Applicable Authorized Representative.
               (c) Subject to Article IV, the Collateral Agent shall take direction only pursuant to an Act of the Applicable Authorized Representative.
               (d) No direction given to the Collateral Agent (whether given by Act of the Applicable Authorized Representative or otherwise by any Person) that in the sole judgment of the Collateral Agent imposes, or purports to impose or might reasonably be expected to impose, upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement or any other Security Document accepted by the Collateral Agent shall be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole discretion, to accept such direction.

               (e) Except as specifically provided herein, the Priority Facility Agent, the Working Capital Facility Agent and the Trustee are party to this Agreement solely to confirm their acknowledgement of the undertaking of the Collateral Agent set forth in Section 2.1(a) and their acceptance of the rights granted to them by this Agreement. Neither the Priority Facility Agent, the Working Capital Facility Agent nor the Trustee nor any Secured Party nor any other holder of Secured Obligations shall have (i) any obligation or liability under this Agreement (except as specifically provided herein) or under any Act of the Applicable Authorized Representative, to which it is not a signatory party, (ii) any responsibility or duty whatsoever in respect of the Collateral or the Security Documents or any other interest, right, power or remedy granted to or enforceable by the Collateral Agent, it being understood and agreed by the Collateral Agent and by the Company and the Guarantors that only the Collateral Agent shall be bound by, or liable for breach of, the obligations of the Collateral Agent set forth in or arising under the Security Documents, including all obligations imposed by law upon a secured party relating to the protection, maintenance, release or enforcement of any security interest in any Collateral or any other interest, right, power or remedy of the Collateral Agent, or (iii) any liability whatsoever for any act or omission of the Collateral Agent, whether or not constituting a breach of the Collateral Agent’s undertaking and obligations under this Agreement or otherwise constituting wrongful conduct.
          SECTION 2.10 Exclusive Benefit. The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral, and all Collateral, at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all property included in the Collateral solely and exclusively for the benefit of the holders of the applicable Secured Obligations, as herein provided, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively as provided in Section 2.7.
ARTICLE III
LIEN RELEASES
          SECTION 3.1 Release of Liens on Collateral.
               (a) The Collateral Agent shall release the Liens upon the Collateral:
                    (1) in whole, upon payment (or, in the case of Letters of Credit, cash-collateralization at 105% of face amount) in full of the Priority Facility Loans made under the Priority Facility Agreement, the Notes, the Working Capital Loans made and Letters of Credit issued under the Working Capital Facility Agreement and all other Secured Obligations that are outstanding, due and payable at the time the Priority Facility Loans made under the Priority Facility Agreement, the Notes, the Working Capital Facility Loans made and Letters of Credit issued under the Working Capital Facility Agreement and such other Secured Obligations are paid (or, in the case of Letters of Credit, cash-collateralized) in full, and in connection with such payments under the

Working Capital Facility Agreement, any Commitments which are in effect at the time thereof are fully and completely terminated;
                    (2) with respect to the Note Obligations only, upon receipt of written notice from the Trustee of satisfaction and discharge of the Indenture as set forth in Section 8.09 of the Indenture;
                    (3) with respect to the Note Obligations only, upon receipt of written notice from the Trustee of a Legal Defeasance as set forth in Section 8.02 of the Indenture;
                    (4) with respect to the Note Obligations only, upon receipt of written notice from the Trustee of payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;
                    (5) with respect to the Working Capital Facility Obligations only, upon payment in full of the Working Capital Facility Loans made (and cash collateralization of all Letters of Credit issued at 105% of face amount) under the Working Capital Facility Agreement and all other Working Capital Facility Obligations that are outstanding, due and payable at the time the Working Capital Facility Obligations are paid (or, in the case of Letters of Credit, cash-collateralized at 105% of face amount) in full, and in connection therewith, any Commitments which are in effect at the time thereof are fully and completely terminated;
                    (6) with respect to the Priority Facility Obligations only, upon payment in full of the Priority Facility Loans made under the Priority Facility Agreement and all other Priority Facility Obligations that are outstanding, due and payable at the time the Priority Facility Obligations are paid;
                    (7) as to any Collateral that constitutes all or substantially all of the Collateral, with the consent of all of the Priority Facility Lenders (unless such Collateral is Non-Priority Collateral), the Holders of 100% in principal amount of the Notes and all of the Working Capital Facility Lenders (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);
                    (8) subject to the provisions of this Agreement, as to any Collateral which constitutes less than all or substantially all of the Collateral, with the consent of the holders of a majority in principal amount of all Priority Facility Loans made under the Priority Facility Agreement then outstanding (unless such Collateral is Non-Priority Collateral), Holders of a majority in principal amount of the Notes and holders of a majority in principal amount of all Working Capital Loans made and the face amount of all Letters of Credit issued under the Working Capital Facility Agreement then outstanding (or, if no Working Capital Loans or Letters of Credit are then outstanding but the Commitments remain then in effect, such Commitments), voting together as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);
                    (9) as to any Collateral (i) that is (or is deemed to be) sold or otherwise disposed of by Holdings, the Company or any Subsidiary Guarantor (to a Person other than Holdings, the Company or any Subsidiary Guarantor) in a Collateral Disposition or (in the case of any Collateral (other than the Designated Collateral)) any other transaction, in each case, permitted by the Priority Facility Agreement (unless such Collateral is Non-Priority Collateral), the Working Capital Facility Agreement and the Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with the terms of the Indenture and so long as all cash proceeds thereof are deposited in the Cash Collateral Account to the extent required by the Indenture and the Priority Facility Agreement, (ii) that constitutes a portion of the Cash Collateral Account that is to be applied (x) to redemption of Notes (and repayment of Priority Facility Loans under the Priority Facility Agreement and the Working Capital Loans (or cash collateralization of Letters of Credit) under the Working Capital Facility Agreement), in each case in accordance with Section 2.7 or (y) to purchase Qualified Substitute Collateral as described under Section 4.25 of the Indenture and to the extent such purchase is permitted by the Priority Facility Agreement, (iii) that constitutes Collateral Excess Proceeds which have been offered to, but not accepted by, the Holders (and have not been used to repay Priority Facility Loans under the Priority Facility Agreement or Working Capital Loans or cash collateralize Letters of Credit under the Working Capital Facility Agreement) and are released as set forth in Section 4.11 of the Indenture or (iv) that is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Note Guarantee and its guarantee of the Working Capital Loans pursuant to the Subsidiary Guarantee and the Working Capital Facility Agreement, concurrently with the release thereof; or
                    (10) with respect to the Note Obligations, as to any Capital Stock or other securities as and to the extent specified in the first paragraph of Section 2.2(f).
          To the extent that any proceeds of the Cash Collateral Account are being released pursuant to clause (9)(ii)(y) of this Section 3.1 in order to allow the Company, Holdings or any Subsidiary Guarantor to acquire Qualified Substitute Collateral, any Vessel or Specialized Equipment or Additional Assets, in addition to any other requirements imposed on the Company in connection with such release under this Agreement or any Security Document, such release is expressly conditioned upon compliance by the Company with the provisions of Section 4.25 of the Indenture and the provisions of the Priority Facility Agreement.
               (b) The Collateral Agent agrees for the benefit of the Company and the Guarantors that if the Collateral Agent at any time receives:
                    (1) an Officer’s Certificate stating that (i) the signing officer has read Article III of this Agreement and understands the provisions and the definitions relating hereto, (ii) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, all other Security Documents, the Priority Facility Agreement, the Indenture and the Working Capital Facility Agreement, if any, relating to the release of the Collateral have been complied with, (iii) the Collateral Agent is permitted by the Priority Facility Agreement, the Working Capital Facility Agreement, the Indenture and this Agreement to release any property of the Company or a Guarantor described in such Officer’s Certificate from any Lien granted by a Security Document specified in such Officer’s Certificate, (iv) if such release is required as a result of a Collateral Disposition, the proceeds thereof will be applied in accordance with the Priority Facility Agreement, the Working Capital Facility Agreement and the Indenture, as the case may be, and such sale has been consummated in compliance with all other applicable requirements of the Priority Facility Agreement, the Working Capital Facility Agreement and the Indenture, as the case may be, (v) no Default or Event of Default will result from the release of such Lien, and (vi) in the opinion of such officer, all conditions precedent (including any required substitution of Collateral), if any, applicable to the foregoing (as the case may be) have been complied with;
                    (2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;
                    (3) an accompanying Opinion of Counsel for the Company to the effect that the release of such Lien as to such property is permitted by this Agreement, the Working Capital Facility Agreement and the Indenture, and that such proposed releasing instrument is effective solely to release such Lien as to such property, without requiring the Collateral Agent to make any representation or warranty in respect thereto, without releasing or satisfying any obligation secured by such Lien, and without imposing any obligation or liability upon the Collateral Agent or any other Person;
then, the Collateral Agent shall execute (with such acknowledgements and notarizations as are required) and deliver such release to the Company or applicable Guarantor on or before the later of (x) the date specified in such request for such release and (y) the tenth Business Day after the date of receipt of the items required by this Section 3.1(b) by the Collateral Agent.
          The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under the Security Documents in contravention of the provisions thereof if and to the extent the Collateral is released pursuant to this Agreement and the Security Documents. To the extent applicable, the Company shall cause TIA § 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company in the exercise of reasonable care. For purposes of this Section 3.1, a Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any

Guarantor and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or Person performing similar functions to any of the foregoing for the Company or any Guarantor. The Collateral Agent and the Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.
          SECTION 3.2 Delivery of Copies to the Priority Facility Agent, Working Capital Facility Agent and Trustee. The Company shall deliver to the Priority Facility Agent, the Working Capital Facility Agent and the Trustee a copy of each Officer’s Certificate and Opinion of Counsel delivered to the Collateral Agent pursuant to Section 3.1, together with copies of all other opinions and documents delivered to the Collateral Agent with such Officer’s Certificate. The Priority Facility Agent, the Working Capital Facility Agent and the Trustee shall not be obligated to take notice thereof or to act thereon.
          SECTION 3.3 Sufficiency of Release. All purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of constituting a good and valid release of the property therein described from the Lien of the Security Documents.
          SECTION 3.4 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by the Security Documents to be sold or otherwise disposed of by the Company or any Guarantor be under any obligation to ascertain or inquire into the authority of the Company or such Guarantor, as the case may be, to make such sale or other disposition.
          SECTION 3.5 Collateral Agent not Required to Serve, File or Record. The Collateral Agent is not required to serve, file, register or record any instrument releasing its Liens in any Collateral. Anything herein or in the Security Documents to the contrary notwithstanding, except if otherwise instructed and indemnified in accordance with the terms of this Agreement, the Collateral Agent shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interest granted herein and in the Security Documents, such obligations being otherwise the obligations of the Company.
          SECTION 3.6 Trustee Notices. In the event that the Company delivers an Officer’s Certificate to the Trustee certifying that its obligations under the Indenture and the Notes have been satisfied and discharged by complying with the provisions of Section 8.09 of the Indenture, and such other documents and/or funds as are required to be delivered or paid pursuant to Section 8.09 of the Indenture have been delivered and paid, the Trustee shall notify the Collateral Agent in writing that such obligations have been satisfied and discharged in accordance with the terms of the

Indenture, and shall take such other actions in connection therewith as may be required or contemplated by the Security Documents to be taken by the Trustee.
          SECTION 3.7 Delivery of Certain Notices to the Collateral Agent. The Company agrees promptly to furnish to the Collateral Agent a copy of each notice it delivers to the Priority Facility Agent, the Working Capital Facility Agent or the Trustee pursuant to the requirements of the TIA.
ARTICLE IV
IMMUNITIES OF THE COLLATERAL AGENT
          SECTION 4.1 No Implied Duty. The Collateral Agent shall not have any duties or responsibilities except those expressly assumed by it in this Agreement and the other Security Documents and no implied duties or obligations shall be read into this Agreement or the other Security Documents against the Collateral Agent. The Collateral Agent shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Security Documents. The Collateral Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or other instrument held by or delivered to the Collateral Agent. Notwithstanding anything to the contrary contained in any other Transaction Document, the Collateral Agent shall not be called upon to advise any party as to the wisdom in taking or refraining to take any action with respect to the Collateral or be a trustee for or have any fiduciary obligation to any party.
          SECTION 4.2 Appointment of Co-Agents and Sub-Agents. The Collateral Agent may employ agents and appoint sub-agents, attorneys, custodians, nominees or co-collateral agents as it determines appropriate in the performance of its duties hereunder. The Collateral Agent will exercise reasonable care in selecting any such agent, sub-agent, attorney, custodian, nominee or co-collateral agent and in supervising the performance of any duties delegated to any such agent, sub-agent, attorney, custodian, nominee or co-collateral agent but shall not otherwise be responsible or liable for any act or omission of any such agent, sub-agent or co-collateral agent.
          SECTION 4.3 Other Agreements. The Collateral Agent has accepted and is bound by each of the Security Documents delivered to it as of the date of this Agreement and, subject to this Agreement, shall accept and be bound by all Security Documents delivered to it at any time after the date of this Agreement. The Collateral Agent shall not otherwise be bound by, or obligated to take cognizance of the provisions of, any agreement to which it is not a party, including the Priority Facility Agreement, the Working Capital Facility Agreement or the Indenture, except as otherwise expressly provided herein.
          SECTION 4.4 Solicitation of Instructions. The Collateral Agent may at any time solicit (i) an Act of the Applicable Authorized Representative; (ii) written direction of the Priority Facility Agent, the Working Capital Facility Agent or the Trustee; (iii) solely as expressly provided in Section 5.2, written direction of the

Company or (iv) in any case, an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents and shall be fully justified in failing or refusing to act whether under this Agreement or any other Security Document until it shall have received such requisite direction or order, and any such direction shall in any event be subject to Section 2.9(d).
          SECTION 4.5 Limitation of Liability. The Collateral Agent shall not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any Security Document, except for its own gross negligence, bad faith or willful misconduct.
          SECTION 4.6 Documents in Satisfactory Form. The Collateral Agent shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and upon substantive provisions reasonably satisfactory to it.
          SECTION 4.7 Entitled to Rely. The Collateral Agent may rely conclusively upon any certificate, notice or other document (including any teletransmission) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any of the Guarantors in compliance with the provisions of this Agreement or delivered to it by the Priority Facility Agent, the Working Capital Facility Agent or the Trustee as an Act of the Applicable Authorized Representative, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting, in all material respects, with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an Officer’s Certificate or an Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officer’s Certificate or Opinion of Counsel as to such matter in the absence of bad faith on the part of the Collateral Agent.
          SECTION 4.8 Defaults and Events of Default. The Collateral Agent shall not be required to inquire as to the occurrence or absence of any Default or Event of Default and shall not be affected by or required to act upon any notice or knowledge as to the occurrence of any Default or Event of Default unless and until it receives a Notice of Event of Default, or except as otherwise expressly provided herein.

          SECTION 4.9 Actions by Collateral Agent. Subject to Section 4.4, Section 7.21 and any other express provision hereof, as to any matter not expressly provided for by this Agreement or any other Security Document, the Collateral Agent will act or refrain from acting as directed by an Act of the Applicable Authorized Representative, and will be fully protected and indemnified by the holders of the Secured Obligations (other than the Holders of the Notes) relating to such Act of the Applicable Authorized Representative in doing so (except to the extent of the Collateral Agent’s gross negligence, bad faith or willful misconduct), and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on all holders of the Secured Obligations.
          SECTION 4.10 Security or Indemnity in favor of the Collateral Agent. The Collateral Agent shall not be required to advance or expend any funds or otherwise incur any liability, financial or otherwise, in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity which it, in its discretion, deems sufficient against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.
          SECTION 4.11 Limitations on Duty of Collateral Agent in Respect of Collateral.
               (a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith or as selected by any other Person.
               (b) The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Guarantor, as the case may be, to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.
          SECTION 4.12 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein, but subject in all respects to Section 7.10 hereof:
                    (1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;
                    (2) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and
                    (3) the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than those of the Collateral Agent.
          SECTION 4.13 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
          SECTION 4.14 Not Responsible for Recitals; Other Matters.
               (a) The recitals contained herein shall be taken as statements of the Company and the Guarantors, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representation as to the validity or sufficiency of this Agreement.
               (b) The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Collateral Agent was grossly negligent in ascertaining the pertinent facts.
               (c) Whenever in the administration of the provisions of this Agreement or the Security Documents, the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken, such matter may, in the absence of gross negligence or bad faith on the part of the Collateral Agent, be deemed to be conclusively proved and established by an Officer’s Certificate or an Opinion of Counsel, which shall be full warrant to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of the Agreement or the Security Documents upon the faith thereof.
               (d) The Collateral Agent shall be under no obligation to exercise any of the rights vested in it by this Agreement or the Security Documents or to enforce any remedy or realize upon any of the Collateral unless (i) subject to Section 2.9(d), it has been directed to take such action pursuant to the terms of Section 2.1(c) herein, and (ii) it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction. Neither of the Authorized Representatives shall be required to personally offer such indemnity or security.
ARTICLE V
RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT
          SECTION 5.1 Resignation or Removal of Collateral Agent. Subject to compliance by the Collateral Agent with the second sentence and third sentence of Section 5.2 hereof, if applicable, (i) the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to the Priority Facility Agent, the Working Capital Facility Agent, the Trustee and the Company and (ii) the Collateral Agent may be removed at any time, with or without cause, by an Act of the Applicable Authorized Representative. So long as no Event of Default has occurred and is continuing, the Company may remove the Collateral Agent if:
                    (i) the Collateral Agent fails to comply with the terms of the second sentence of Section 5.2 hereof;
                    (ii) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under any Bankruptcy Law;
                    (iii) a custodian takes charge of the Collateral Agent or its property; or

                    (iv) the Collateral Agent becomes demonstrably incapable of acting or fails to act in any material respect in accordance with the terms of this Agreement.
          SECTION 5.2 Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by the Company acting reasonably; provided such successor Collateral Agent meets the requirements of a successor Collateral Agent set forth in this Section 5.2; provided further, that if an Event of Default has occurred and is continuing, such appointment shall be made by the Priority Facility Agent, the Trustee and the Working Capital Facility Agent, acting jointly. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which shall be a bank or trust company (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least US$250,000,000, and (iii) maintaining an office in New York, New York. The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 5.2 has accepted its appointment as Collateral Agent and the provisions of Section 5.3 have been satisfied.
          SECTION 5.3 Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:
                    (i) such Person shall succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent shall be discharged from its duties and obligations hereunder, and
                    (ii) the predecessor Collateral Agent, upon payment of all amounts owed to it, shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Collateral or under the Security Documents.
Thereafter the predecessor Collateral Agent shall remain entitled to enforce the immunities granted to it in Article IV and the provisions of Section 7.9 and Section 7.10.
          SECTION 5.4 Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to Section 5.3, provided that (i) no execution or filing of any paper with any party hereto shall be required or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such merger, conversion, consolidation or succession; (ii) anything herein to the contrary notwithstanding, such successor Person shall satisfy the eligibility requirements specified in clauses (i) through (iii) of Section 5.2 and the provisions of Section 5.5 and (iii) the Collateral Agent shall notify the Company and each of the Trustee and the Working Capital Facility Agent in writing of such merger, conversion, consolidation or succession at or prior to the consummation thereof.
          SECTION 5.5 Limitation. The Collateral Agent shall not be the same Person as, or an Affiliate of, the Priority Facility Agent, the Working Capital Facility Agent or the Trustee. If the Collateral Agent at any time becomes an Affiliate of the Priority Facility Agent, the Working Capital Facility Agent or the Trustee, it shall promptly resign subject to appointment of a successor Collateral Agent and acceptance of such appointment as provided in this Article V.
ARTICLE VI
SPECIAL AGREEMENTS REGARDING COLLATERAL
          SECTION 6.1 Control of Actions to be Taken by Collateral Agent.
               (a) The Collateral Agent will be subject to such directions as may be given it by the Applicable Authorized Representative from time to time as required or permitted by this Agreement. Except as directed by the Applicable Authorized Representative, the Collateral Agent will not be obligated or permitted:
                    (1) to act upon directions purported to be delivered to it by any other Person; or
                    (2) to foreclose upon or otherwise enforce any Lien or other remedy at law or pursuant to any Security Document.
               (b) Under this Agreement, the Applicable Authorized Representative has the right, upon an Actionable Event of Default, to direct the Collateral Agent to foreclose or take other actions with respect to the Collateral, and no other party to this Agreement or other Secured Party shall have the right to enforce the Liens granted under the Security Documents or otherwise take any action with respect to the Collateral, except pursuant to and in accordance with an Enforcement Action Participation Request. Upon the occurrence of the Minority Authorized Representative Enforcement Date and subject as provided below, the Majority Authorized Representative will be replaced by the Minority Authorized Representative as the then Applicable Authorized Representative, provided that, notwithstanding anything else herein to the contrary, upon the occurrence of a Priority Facility Control Date, the Priority Authorized Representative shall replace the existing Authorized Representative as the then Applicable Authorized Representative.

               (c) Upon the occurrence of the Residual Authorized Representative Enforcement Date and subject as provided below, the then Applicable Authorized Representative will be replaced with the Authorized Representative of the Series of Secured Obligations that first instructs the Collateral Agent to commence enforcement action with respect to the Collateral, subject to replacement at any time thereafter as Applicable Authorized Representative by the Authorized Representative of the other Series of Secured Obligations if the Collateral Agent is no longer diligently pursuing (and has not been instructed by the then Applicable Authorized Representative to diligently pursue) enforcement action with respect to the Collateral, provided that, notwithstanding anything else herein to the contrary, upon the occurrence of a Priority Facility Control Date, the Priority Authorized Representative shall replace the existing Authorized Representative as the then Applicable Authorized Representative.
               (d) In accordance with this Agreement, (i) the Applicable Authorized Representative shall have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral, (ii) the Collateral Agent shall not follow any instruction with respect to the Collateral from any representative of any Secured Party (other than the Applicable Authorized Representative), and (iii) no Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.
               (e) Each Authorized Representative agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Secured Obligations unless the other Series of Secured Obligations required to be secured by such Collateral is also secured by a Lien on such Collateral (except, to the extent any Letter of Credit under the Working Capital Facility Agreement was required to be cash collateralized at 105% thereof in accordance with Section 4.10 or Section 4.11 of the Indenture, the Lien of the Working Capital Facility Agent on such cash so long as such Letter of Credit remains outstanding). Each of the Secured Parties also agrees that it will not contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement. None of the Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral except to enforce this Agreement in accordance with its terms. In addition, none of the Secured Parties shall seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.
          SECTION 6.2 No Other Lien Enforcement Affected. The Collateral Agent will act as directed by an Act of the Applicable Authorized

Representative in regard to the enforcement of, and realization on, the Liens on, or with respect to, all Collateral.
          SECTION 6.3 No Alteration on Shared Lien Priority. No provision of this Agreement or any Secured Document shall alter, modify, prejudice or otherwise adversely affect (i) the first priority Lien for the benefit of the Priority Facility Obligations and second priority Lien for the benefit of the Note Obligations and the Working Capital Facility Obligations in the Priority Collateral and (ii) the first priority Lien for the benefit of the Note Obligations and the Working Capital Facility Obligations in the Non-Priority Collateral.
          SECTION 6.4 Notice of Remedial Action.
               (a) The Working Capital Facility Agent agrees to provide prompt notice to the Priority Facility Agent, the Trustee and the Collateral Agent in the event that (i) an Event of Default has occurred with respect to the Working Capital Facility Obligations; (ii) the Working Capital Facility Agent has commenced or has been instructed to commence the exercise of any remedies as a result thereof pursuant to the Working Capital Facility Agreement or (iii) the Working Capital Facility Obligations have become due and payable (by acceleration or otherwise).
               (b) The Trustee agrees to provide prompt notice to the Priority Facility Agent, the Working Capital Facility Agent and the Collateral Agent in the event that (i) an Event of Default has occurred with respect to the Note Obligations; (ii) the Trustee has commenced or has been instructed to commence the exercise of any remedies as a result thereof pursuant to Article 6 of the Indenture or (iii) the Note Obligations have become due and payable (by acceleration or otherwise).
               (c) The Priority Facility Agent agrees to provide prompt notice to the Trustee, the Working Capital Facility Agent and the Collateral Agent in the event that (i) an Event of Default has occurred with respect to the Priority Facility Obligations; (ii) the Priority Facility Agent has commenced or has been instructed to commence the exercise of any remedies as a result thereof pursuant to the Priority Facility Agreement or (iii) the Priority Facility Obligations have become due and payable (by acceleration or otherwise).
               (d) The Priority Facility Agent also agrees to provide prompt notice to the Trustee, the Working Capital Facility Agent and the Collateral Agent of the occurrence of the Priority Facility Control Date.
          SECTION 6.5 No Responsibility. No Authorized Representative shall owe any responsibility to any of the other Secured Parties or incur any liability thereto, as a result of any direction given by such Authorized Representative to the Collateral Agent pursuant to the terms of this Agreement. Neither Authorized Representative shall be responsible for the misconduct or negligence on the part of the Collateral Agent.

          SECTION 6.6 Priority Authorized Representative Right to Direct Commencement of Exercise of Remedies. Notwithstanding anything herein to the contrary, including Section 6.1, each Authorized Representative agrees that, prior to and during the Priority Standstill Period, such Authorized Representative shall not commence (or instruct the Collateral Agent to commence) the exercise of enforcement actions with respect to the Priority Collateral unless the Priority Facility Agent has instructed the Authorized Representative to commence such exercise of enforcement actions. Each Authorized Representative further agrees that, at any time that it is acting as Applicable Authorized Representative prior to or during the Priority Standstill Period, it will accept instruction from the Priority Facility Agent (solely with respect to the commencement of enforcement actions against the Priority Collateral) and upon receipt of such instructions will direct the Collateral Agent to commence enforcement action.
ARTICLE VII
MISCELLANEOUS PROVISIONS
          SECTION 7.1 Amendment; Joinder Agreements.
               (a) This Agreement may be amended or supplemented from time to time by written agreement of the Company, the Guarantors, the Authorized Representative of each Series of Secured Obligations, and the Collateral Agent.
               (b) The Collateral Agent shall not enter into, or consent to, any amendment, modification or supplement to any of the Security Documents without the consent or direction of the Authorized Representative of each Series of Secured Obligations; provided that:
                    (i) the Collateral Agent may, at the direction of the Working Capital Facility Agent, amend, supplement or modify the Security Documents, without obtaining the consent or approval of the Priority Facility Agent, the Priority Facility Lenders, the Trustee or the Holders, solely to the extent that such amendments, supplements or modifications (a) only affect the rights of the Working Capital Facility Lenders, (b) are administrative or ministerial in nature or correct typographical errors or omissions, (c) have only the effect of preserving, perfecting or establishing the priority of the Liens on the Collateral as contemplated by the Security Documents or the rights of the Collateral Agent therein, (d) add or remove parties to the Working Capital Facility Agreement in respect of any Working Capital Facility Obligations permitted to be incurred under the Priority Facility Agreement, the Indenture and this Agreement or (e) do not otherwise materially adversely affect the rights of the Priority Facility Lenders and/or Priority Facility Agent, or the Trustee and/or Holders; and
                    (ii) the Collateral Agent may, at the direction of the Trustee, amend, supplement or modify the Security Documents, without obtaining the consent or approval of the Priority Facility Agent, the Priority Facility Lenders, the Working Capital Facility Agent or Working Capital Facility Lenders, solely to the extent that such amendments, supplements or modifications (a) only affect the rights of the

Holders, (b) are administrative or ministerial in nature or correct typographical errors or omissions, (c) have only the effect of preserving, perfecting or establishing the priority of the Liens on the Collateral as contemplated by the Security Documents or the rights of the Collateral Agent therein or (d) do not otherwise materially adversely affect the rights of the Priority Facility Lenders and/or Priority Facility Agent, or the Working Capital Facility Lenders and/or the Working Capital Facility Agent;
                    (iii) the Collateral Agent may, at the direction of the Priority Facility Agent, amend, supplement or modify the Security Documents, without obtaining the consent or approval of the Trustee, the Holders, the Working Capital Facility Agent or Working Capital Facility Lenders, solely to the extent that such amendments, supplements or modifications (a) only affect the rights of the Priority Facility Lenders, (b) are administrative or ministerial in nature or correct typographical errors or omissions, (c) have only the effect of preserving, perfecting or establishing the priority of the Liens on the Collateral as contemplated by the Security Documents or the rights of the Collateral Agent therein or (d) do not otherwise materially adversely affect the rights of the Trustee and/or Holders, or the Working Capital Facility Lenders and/or the Working Capital Facility Agent;
                    (iv) the Collateral Agent may amend or modify any Security Document without obtaining the consent or approval of the holders of Secured Obligations or the Authorized Representatives to the extent such amendment or modification is necessary to, pursuant to Section 2.2(f), (a) release the security interests on such portion of the shares of Capital Stock and other securities that are deemed to no longer constitute part of the Collateral securing the Note Obligations or (b) subject additional Capital Stock and other securities to the Liens under the Security Documents;
                    (v) the Collateral Agent may enter into any amendment, modification or supplement to this Agreement as provided in Section 7.1(a); and
                    (vi) the Collateral Agent may, at the direction of the Working Capital Facility Agent and the Trustee, amend, supplement or modify the Security Documents insofar as they relate to the Non-Priority Collateral, without obtaining the consent or approval of the Priority Facility Agent or the Priority Facility Lenders.
               (c) The Collateral Agent will not enter into any amendment or supplement to any of the Security Documents unless the Collateral Agent has received an Officer’s Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Priority Facility Agreement, the Working Capital Facility Agreement, the Indenture or any other Security Document. Prior to executing any amendment or supplement to any of the Security Documents pursuant to this Section 7.1, the Collateral Agent will be entitled to receive (i) an Officer’s Certificate and an Opinion of Counsel of the Company, each to the effect that the execution of such document is authorized or permitted hereunder and under the other Security Documents and each of the Secured Documents and (ii) all opinions, certificates and other documents required to be delivered pursuant to each of the Security Documents and the Secured Documents.
               (d) Any amendment or supplement to any Security Document that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity will become effective only with the prior written consent of the Collateral Agent in its individual capacity.
               (e) Article 9 of the Indenture requires the written consent of the Collateral Agent to any amendment or supplement to the Indenture if the amendment or supplement adversely affects the rights, duties, liabilities or immunities of the Collateral Agent. If any such amended or supplemented Indenture does adversely affect the rights, duties, liabilities or immunities of the Collateral Agent, the Collateral Agent may, but need not, consent in writing to such amended or supplemented Indenture. In consenting to any amended or supplemented Indenture, the Collateral Agent shall be entitled to receive and (subject to Article IV) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such consent to such amended or supplemented Indenture is authorized or permitted by this Agreement and the Indenture.
          SECTION 7.2 Information Regarding Collateral.
               (a) The Company will furnish to the Collateral Agent, with respect to the Company or any Guarantor, prompt written notice of any change in such Person’s (i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal taxpayer identification number. The Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company will promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.
               (b) Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Company shall deliver to the Collateral Agent a certificate of a financial officer setting forth the information required pursuant to the perfection certificate delivered to the Collateral Agent on the Issue Date or confirming that there has been no change in such information since the date of the prior delivered perfection certificate.
               (c) Upon the receipt by the Company, Holdings or a Subsidiary Guarantor of the Net Available Cash attributable to a Sold Mortgaged Vessel or the Capital Stock of a Sold Vessel Owning Guarantor or of the Net Event of Loss Proceeds attributable to a Lost Mortgaged Vessel, (i) the Company shall notify the Collateral Agent of such receipt and (ii) such amounts shall be deposited with the Collateral Agent in the Cash Collateral Account and shall constitute Collateral pending application pursuant to Section 2.7(e).

               (d) Upon the receipt by Holdings or any of its Restricted Subsidiaries (including the Company) of (x) any refund or other payment upon termination of any Existing Newbuild Construction Contract or (y) any Net Event of Loss Proceeds from any Event of Loss, (i) the Company shall notify the Collateral Agent of such receipt; (ii) such amounts shall be paid in full directly to the Collateral Agent as Collateral and received by the Collateral Agent free of any Lien (other than the Lien of the Security Documents); and (iii) the Collateral Agent will deposit any such funds so received in the Cash Collateral Account for retention therein until disposition thereof in the manner specified in Section 4.11 of the Indenture.
               (e) Notwithstanding anything to the contrary set forth herein or in any Security Document, (i) subject to Section 4.19(a) of the Indenture, any cash received constituting (x) any refund guarantees received by the Company, Holdings or a Subsidiary Guarantor in respect of an Existing Option Construction Contract in respect of an Option Vessel upon termination of such Existing Option Construction Contract, (y) Net Available Cash from the sale of any Discontinued Vessel or (z) Net Available Cash from (after reserves for contingencies) the sale of any Option Vessel or the Capital Stock of any Unrestricted Subsidiary owning any Option Vessel, and (ii) subject to Section 4.08 of the Indenture, (x) any Existing Option Construction Contract with respect to any Option Vessel, and (y) any associated buyer-furnished equipment constituting any assets (other than Designated Collateral) bought and paid for by the Company or the Guarantors prior to the date of this Agreement in connection with such Existing Option Construction Contract (so long as the conditions specified in each of the provisos in clauses (7)(a) and (7)(b) of the second paragraph of Section 4.08 of the Indenture, as the case may be, are satisfied), will not be Collateral and therefore, in the case of clause (i), subject to Section 4.19(a) of the Indenture, not deposited in the Cash Collateral Account or any similar collateral account in favor of the Collateral Agent, and, if so deposited, shall be immediately released to the Company or upon the Company’s instructions.
          SECTION 7.3 Further Assurances.
               (a) At any time or from time to time, each of the Company and the Guarantors will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as may be necessary or appropriate, or as the Collateral Agent, the Priority Facility Agent, the Working Capital Facility Agent or the Trustee may reasonably request, in order to assure and confirm that each Subsidiary required by the Priority Facility Agreement, the Working Capital Facility Agreement or the Indenture to guarantee payment of the Secured Obligations has duly guaranteed payment of all the Secured Obligations and that the Collateral Agent holds, for the exclusive benefit of all present and future holders of Secured Obligations, duly created, enforceable and perfected (i) first priority Liens (subject only to Permitted Collateral Liens) for the benefit of the Priority Facility Obligations and second priority Liens (subject only to Permitted Collateral Liens) for the benefit of the Note Obligations and the Working Capital Facility Obligations upon all interest in Priority Collateral, and (ii) first priority Liens (subject only to Permitted Collateral Liens) for the benefit of the Note Obligations and the Working Capital Obligations upon all interest in the Non-Priority Collateral, in each case at any time owned or acquired by the Company or the Guarantors or as the Collateral Agent, the Priority Facility Agent, the Working Capital Facility Agent or the Trustee otherwise may reasonably request in order to carry out and give full effect to the intents and purposes of the Secured Documents.
               (b) At any time and from time to time, the Company will, and will cause each of the Guarantors to, promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and take such other actions as shall be required or that the Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, as contemplated by the Priority Facility Agreement, the Indenture, the Working Capital Facility Agreement and the Security Documents, upon the Collateral Agent for the exclusive benefit of the holders of the Secured Obligations. If the Company or such Guarantor fails to do so, the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and, subject to the provisions of the Secured Documents, take such other actions in the name, place and stead of the Company or such Guarantor, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith. Without limitation of the preceding terms of this Section 7.3, the Company agrees to file or cause to be filed any continuation statements or similar instruments that may be necessary to maintain the effectiveness of the UCC financing statements to be filed on or about the Closing Date pursuant to the terms of the Secured Documents, and each of the Company and the Guarantors authorizes the Collateral Agent to make any such filing on its behalf, and to execute on its behalf any such instruments and take any other action required in connection therewith.
          SECTION 7.4 Successors and Assigns.
               (a) This Agreement is legally binding upon and enforceable against the Collateral Agent. Except as provided in Section 4.2 and Section 5.4, the Person acting as Collateral Agent may not, in its individual capacity, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Collateral Agent hereunder shall inure to the benefit of, and be enforceable by, the Priority Facility Agent, the Working Capital Facility Agent, the Trustee and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.
               (b) This Agreement is further binding upon each of the Company and the Guarantors and their respective successors as required by and in accordance with Section 5.01 and Section 10.02 of the Indenture. Neither the Company nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Company and the Guarantors hereunder shall inure to the benefit of, and be enforceable by, the Collateral Agent, the Priority Facility Agent, the Working Capital Facility Agent, the Trustee and each present and future holder of Secured

Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.
          SECTION 7.5 Purchase Option.
               (a) Upon the occurrence of the Priority Facility Control Date, any of the Holders or any of the Working Capital Lenders shall have the option at any time upon five Business Days’ prior written notice (the “Purchase Notice”) to the Priority Facility Agent to purchase all (but not less than all) of the Priority Facility Obligations from the Priority Facility Lenders. Such Purchase Notice shall be irrevocable. If more than one of the Holders or Working Capital Lenders seeks to exercise its rights to purchase the Priority Facility Obligations under this Section 7.5, then the Holders and the Working Capital Lenders that have so exercised their right to purchase shall have the right to purchase the Priority Facility Obligations pro rata based on the outstanding amount of their Notes and/or Loans and Letters of Credit.
               (b) On the date specified by the Purchase Notice (which shall be not less than five Business Days, nor more than twenty days, after the receipt by the Priority Facility Agent of the Purchase Notice) the Holders and/or Working Capital Lenders (as applicable, the “Purchasing Party”) shall purchase from the Priority Facility Lenders, and the Priority Facility Lenders shall sell to the Purchasing Party, the Priority Facility Obligations, provided that the Priority Facility Agent and the Priority Facility Lenders shall retain all rights to be indemnified or held harmless by the Company and Guarantors.
               (c) Upon the date of such purchase and sale, the Purchasing Party shall pay to the Priority Facility Agent, for the benefit of the Priority Facility Lenders as the purchase price therefore the full amount of all the Priority Facility Obligations then outstanding and unpaid (including principal, interest (including default interest), fees and expenses, including reasonable attorneys’ fees and legal expenses, any applicable exit fee and any other amounts due thereunder). Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the Priority Facility Agent, may designate in writing for such purpose.
               (d) Such purchase shall be expressly made without representation or warranty of any kind by any selling party and without recourse of any kind, except that the selling party shall represent and warrant (a) the amount of Priority Facility Obligations being purchased from it, (b) that such selling party will transfer the Priority Facility Obligations free and clear of any Liens or encumbrances, and (c) that such selling party has the right to assign such Priority Facility Obligations and the assignment is duly authorized.
          SECTION 7.6 Modifications of Priority Facility Documents. The Priority Facility Lenders may at any time and from time to time without the consent of or notice to any other Secured Party, without incurring liability to any other Secured Party and without impairing or releasing the obligations of any other Secured Party under this

Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Priority Facility Obligations, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Priority Facility Obligations; provided that the Priority Facility Lenders shall not, without the prior written consent of the Required Revolving Lenders (as defined in the Working Capital Facility Agreement) and the Required Term Lenders (as defined in the Working Capital Facility Agreement), agree to any amendment, modification or supplement to the Priority Facility Agreement or any other document or agreement entered into in connection with the Priority Facility Agreement, the effect of which is to, (a) increase the principal amount of the Priority Facility Obligations to an amount greater than the principal amount thereof on the date of this Agreement; (b) increase the interest rate margins with respect to the Priority Facility Obligations; (c) add restrictions on the ability of Borrower or any Guarantor to repay the Working Capital Obligations; or (d) add or increase any fees with respect to the terms thereof, provided that such fees may be added or increased in a maximum aggregate amount of $2,000,000 during the term of the Priority Facility Agreement.
          SECTION 7.7 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents shall impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
          SECTION 7.8 Notices. Any communications, including notices and instructions, between the parties hereto or notices herein to be given may be given to the following addresses:

If to the Collateral Agent:	Wilmington Trust FSB,
as Collateral Agent
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Peter Finkel
Phone: (612) 217-5629
Fax: (612) 217-5651

with a copy to:	Morgan, Lewis and Bockius LLP
101 Park Avenue
New York, New York 10178
Attn: Martin F. Conniff
Phone: (212) 309-6000
Fax: (212) 309-6001

If to the Trustee:	Deutsche Bank National Trust Company, as Trustee
Attn: George Kubin
Trust & Securities Services
222 South Riverside Plaza
Chicago, IL 60606-5808
Telephone: (312) 537-1159
Facsimile: (312) 537-1009

If to the Working Capital Facility Agent:	Nordea Bank Finland PLC, New York Branch,
as the Working Capital Facility Agent
437 Madison Avenue, 21st Floor
New York, New York 10022
Attn: Loan Administration
Phone: (212) 318-9632
Fax: (212) 421-4420

If to the Priority Facility Agent:	Cantor Fitzgerald Securities
900 West Trade Street, Suite 725
Charlotte, North Carolina 28202
Attn: Bobbie Young
Phone: (704) 374-0574
Fax: (646) 390-1764
Email: BankLoansAgency@cantor.com

with a copy to:	Cantor Fitzgerald Securities
110 East 59th Street
New York, NY 10022
Attn: Stephen Ewald
Phone: (212) 829-5406
Fax: (917) 677-8224

If to the Company or any Guarantor:	Trico Shipping AS
c/o Trico Marine Services, Inc.
10001 Woodloch Forest Drive
Suite 610
The Woodlands, Texas 77380
Attn: General Counsel
Phone:(281) 203-5700
Fax: (281) 203-5701
Each notice hereunder shall be in writing and may be personally served, emailed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or email, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. Each party may change its address for notice hereunder to any other location within the continental United States by giving written notice thereof to the other parties as set forth in this Section 7.8.
          SECTION 7.9 Compensation; Expenses. Whether or not the transactions contemplated hereby shall be consummated, each of the Company and the Guarantors jointly and severally agrees to pay, promptly upon demand:
               (a) reasonable compensation to the Collateral Agent as agreed to in a separate fee agreement dated September 24, 2009, between the Company and the Collateral Agent;
               (b) all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating thereto;
               (c) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Company;
               (d) all reasonable costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent’s security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums;
               (e) all reasonable costs of any Opinion of Counsel required hereby to be delivered to the Collateral Agent;
               (f) all other reasonable costs and expenses incurred by the Collateral Agent in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of its rights or performance of its obligations by the Collateral Agent thereunder; and
               (g) after the occurrence and during the continuance of an Event of Default, all reasonable costs and expenses incurred by the Collateral Agent in connection with the preservation, collection, foreclosure or enforcement of the Liens granted by the Security Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any bankruptcy case or Insolvency or Liquidation Proceedings, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent.

               (h) The agreements in this Section 7.9 shall survive repayment of the Notes and Working Capital Facility Obligations and all other amounts payable hereunder and the resignation or removal of the Collateral Agent.
          SECTION 7.10 Indemnity.
               (a) In addition to the payment of costs and expenses pursuant to Section 7.9, whether or not the transactions contemplated hereby shall be consummated and notwithstanding any provision to the contrary in the Security Documents, each of the Company and the Guarantors jointly and severally agrees to defend (subject to each Indemnitee’s selection of counsel), indemnify, pay and hold harmless, the Collateral Agent and each of its respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.
               (b) All amounts due under Section 7.10(a) shall be payable not later than 10 days after written demand therefor.
               (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.10(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
               (d) Neither the Company nor any Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement, any Secured Document, or Security Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
               (e) To the extent that the Company or one or more of the Guarantors has not paid an Indemnitee any of the amounts to be paid to such Indemnitee under Section 7.9, or reimbursed or indemnified an Indemnitee as provided in Section 7.10(a), (b) and (c), the Secured Parties (other than the Collateral Agent and the Holders of the Notes) jointly and severally shall make such payment or reimburse or indemnify such Indemnitee for such Indemnified Liability, subject always to the proviso at the end of Section 7.10(a).
               (f) The agreements in this Section 7.10 shall survive repayment of the Notes and Working Capital Facility Obligations and all other amounts payable hereunder and the resignation or renewal of the Collateral Agent.
          SECTION 7.11 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, shall not in any way be affected or impaired thereby.
          SECTION 7.12 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
          SECTION 7.13 Obligations Secured. All obligations of the Company or any Guarantor set forth in or arising under this Agreement shall be Secured Obligations and are secured by all Liens granted by the Security Documents.
          SECTION 7.14 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
          SECTION 7.15 Agent for Service; Consent to Jurisdiction; Waiver of Immunities. The Company and each Guarantor hereby irrevocably submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the Borough of Manhattan in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Security Documents and the Secured Documents, or the transactions contemplated hereby or thereby. The Company and each Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company and each Guarantor hereby irrevocably designates and appoints C T Corporation System (“CTC”) as such Person’s authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process in accordance with applicable law upon CTC (or any successor) at its office at 111 Eighth Avenue, New York, New York 10011 (or such other address in the Borough of Manhattan, the City of New York, as the Company may designate by written notice to the other parties hereto) shall be deemed in every respect effective service of process upon the Company and, if applicable, such Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company or such Guarantor. Such designation and appointment shall be irrevocable. Nothing in this Section 7.15 shall affect the right of any party hereto to service process in any manner permitted by law or limit the right of any party hereto to bring proceeding against the Company or any Guarantor in the courts of any jurisdiction or jurisdictions. As long as this Agreement remains in effect, the Company and the Guarantors will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Agreement, the Secured Documents or any of the Security Documents. The Company and each Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this Agreement remains in effect; provided that the Company may and shall (to the extent CTC ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 7.15 that (a) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (b) is either (i) counsel for the Company or (ii) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (c) agrees to act as agent for service of process in accordance with this Section 7.15. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Secured Party, the Collateral Agent shall deliver such information to such Secured Party. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction or any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Secured Documents and the Security Documents, as applicable, to the extent permitted by law and any right to which it may be entitled on account of place of residence or domicile. Each of the Company and the Guarantors will agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding on such Person and may be enforced in any court to the jurisdiction of which such Person is subject by a suit upon such judgment, provided, that service of process is effected upon such Person in the manner specified in the third sentence of this paragraph or as otherwise permitted by applicable law.
          SECTION 7.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature page of this Agreement, or any Joinder Agreement in connection herewith, by facsimile transmission or electronically by email shall be effective as delivery of a manually executed counterpart hereof.
          SECTION 7.17 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.
          SECTION 7.18 Additional Guarantors. Holdings will cause each Restricted Subsidiary of Holdings that becomes a Guarantor or is required to become a party to this Agreement under the Priority Facility Agreement, the Working Capital

Facility Agreement or Section 4.22 of the Indenture to become party to this Agreement, for all purposes of this Agreement on the terms set forth herein applicable to a Guarantor, by causing such Subsidiary to execute and deliver to the parties hereto a Joinder Agreement, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as a Guarantor as of the date hereof. No Joinder Agreement executed in connection with this Section 7.18 requires the consent of any Secured Party or the Collateral Agent.
          SECTION 7.19 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
          SECTION 7.20 Rights and Immunities of the Working Capital Facility Agent and the Trustee. The Working Capital Facility Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Working Capital Facility Agreement, and the Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture. In no event will the Working Capital Facility Agent or the Trustee be liable for any act or omission on the part of the Company, any Guarantor or the Collateral Agent hereunder, except as otherwise provided for herein.
          SECTION 7.21 Conflicting Provisions.
               (a) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.
               (b) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Secured Document insofar as such terms and provisions relate to any Collateral, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such Secured Document.
          SECTION 7.22 Judgment Currency.
               (a) U.S. dollars are the sole currency of account and payment for all sums due and payable by the Company and the Guarantors under this Agreement, the Secured Documents and the Security Documents. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States dollars into another currency, the Company and the Guarantors agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent determines a Person could purchase United States dollars with such other currency in New York, New

York, on the business day immediately preceding the day on which final judgment is given.
               (b) The obligation of each of the Company and the Guarantors in respect of any sum due to the Collateral Agent in United States dollars shall, to the extent permitted by applicable law, notwithstanding any judgment or order being given or made and expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, be discharged only to the extent that on the business day following receipt of any sum adjudged to be due in the Judgment Currency the Collateral Agent may in accordance with normal banking procedures purchase United States dollars in the amount originally due to such Person with the Judgment Currency. If the amount of United State dollars so purchased is less than the sum originally due to the Collateral Agent, each of the Company and the Guarantors shall, jointly and severally, as a separate obligation and notwithstanding any such judgment, indemnify the Collateral Agent against the resulting loss; and if the amount of United States dollars so purchased is greater than the sum originally due to the Collateral Agent, the Collateral Agent shall, by accepting such amount, be deemed to have agreed to repay such excess provided that the Collateral Agent shall not have any obligation to pay any such excess as long as a default by the Company or any Guarantor with respect to any of its Secured Obligations has occurred and is continuing, in which case such excess may be applied by the Collateral Agent to such payment obligations.
          SECTION 7.23 Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Agreement or any of the Security Documents shall be in the English language, except that any published notice may be in an official language of the country of publication.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

COMPANY

Trico Shipping AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

GUARANTORS

Trico Marine Services, Inc.

By:	/s/ Geoff Jones
Name: Geoff Jones
Title: Sr. Vice President

Trico Marine Cayman, L.P.

By:	Trico Holdco LLC, General Partner
By:	Trico Marine Services, Inc., its Sole Member

By:	/s/ Geoff Jones
Name: Geoff Jones
Title: Sr. Vice President

Trico Holdco LLC

By:	Trico Marine Services, Inc., its Sole Member

By:	/s/ Geoff Jones
Name: Geoff Jones
Title: Sr. Vice President
[Signature Page to A&R Collateral Agency and Intercreditor Agreement]

Trico Supply AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

Trico Subsea Holding AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

DeepOcean Shipping III AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

DeepOcean Shipping II AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

Deep Ocean Shipping AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

DeepOcean AS

By:	/s/ Geoff Jones
Name: Geoff Jones
Title: Chairman
[Signature Page to A&R Collateral Agency and Intercreditor Agreement]

Trico Supply (UK) Limited

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

Albyn Marine Limited

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

CTC Marine Projects Limited

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

DeepOcean Brasil Servicos Ltda.

By:	/s/ Tomás Salazar
Name: Tomás Salazar
Title: Manager

DeepOcean Maritime AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

DeepOcean Management AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director
[Signature Page to A&R Collateral Agency and Intercreditor Agreement]

DeepOcean De Mexico S. De R.L. De C.V.

By:	/s/ Geoff Jones
Name: Geoff Jones
Title: Manager

CTC Marine Norway AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

CTC Marine Projects (Guernsey) Limited

By:	/s/ Geoff Jones
Name: Geoff Jones
Title: Chairman

DeepOcean Subsea Services Limited

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director

DeepOcean B.V.

By:	/s/ Mads Ragnar Bårdsen
Name: Mads Ragnar Bårdsen
Title: Director

DeepOcean UK Ltd.

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director
[Signature Page to A&R Collateral Agency and Intercreditor Agreement]

Servicios Profesionales De Apoyo Especializado, S. De R.L. De C.V.

By:	/s/ Geoff Jones
Name: Geoff Jones
Title: Manager

Servicios De Soporte Profesional Administrativo, S. De R.L. De C.V.

By:	/s/ Geoff Jones
Name: Geoff Jones
Title: Manager

Trico Subsea AS

By:	/s/ Gerald A. Gray
Name: Gerald A. Gray
Title: Managing Director
[Signature Page to A&R Collateral Agency and Intercreditor Agreement]

Wilmington Trust FSB, as Collateral Agent
By	/s/ Peter Finkel
	Name:	Peter Finkel
	Title:	Vice President

Nordea Bank Finland PLC, New York Branch, as Working Capital Facility Agent
By	/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Senior Vice President

By	/s/ Colleen Durkin
	Name:	Colleen Durkin
	Title:	First Vice President

Cantor Fitzgerald Securities, as Priority Facility Agent
By	/s/ James Bond
	Name:	James Bond
	Title:	Chief Operating Officer

Deutsche Bank National Trust Company, as Trustee

By:	/s/ George F. Kubin
	Name:	George F. Kubin
	Title:	Vice President

By:	/s/ Theresa Jacobson
	Name:	Theresa Jacobson
	Title:	Assistant Vice President
[Signature Page]

Exhibit A
Wilmington Trust FSB,
as Collateral Agent
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Peter Finkel
Deutsche Bank National Trust Company,
as Trustee
Trust & Securities Services
222 South Riverside Plaza
Chicago, IL 60606-5808
Attn: George Kubin
Cantor Fitzgerald Securities
as Priority Facility Agent
Nordea Bank Finland PLC, New York Branch,
as Working Capital Facility Agent
437 Madison Avenue, 21st Floor
New York, NY 10022
Attn: Loan Administration
JOINDER AGREEMENT
          The undersigned, [INSERT GUARANTOR’S NAME], a [INSERT DESCRIPTION OF GUARANTOR], hereby agrees to become party to the Amended and Restated Collateral Agency and Intercreditor Agreement dated as of September 21, 2010, as amended, supplemented or otherwise modified and in effect, by and among Trico Shipping AS, a limited company organized under the laws of Norway, the subsidiaries of Holdings party thereto, Nordea Bank Finland PLC, New York Branch, as Working Capital Facility Agent under the Working Capital Facility Agreement (as defined therein), Deutsche Bank National Trust Company, as Trustee under the Indenture (as defined therein), Cantor Fitzgerald Securities, as Priority Facility Agent (as defined therein) and Wilmington Trust FSB, as Collateral Agent, for all purposes thereof on the terms set forth therein applicable to a “Guarantor,” as defined therein, and to be bound by the terms of said Amended and Restated Collateral Agency and Intercreditor Agreement as fully as if the undersigned had executed and delivered said Amended and Restated Collateral Agency and Intercreditor Agreement as a Guarantor thereunder as of the date thereof.

          The provisions of Article VII of said Amended and Restated Collateral Agency and Intercreditor Agreement shall apply with like effect to this Joinder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder Agreement as of                , 20          .

[		]
Name:
Title: